Exhibit 10.19

Automatic Payment Authorization

As of this 18th day of May, 2023, the undersigned hereby irrevocably authorizes and directs PNC Bank, National Association (“PNC”) to charge the deposit account listed below and maintained at PNC (or such other account at PNC as the undersigned may designate to PNC in writing from time to time) for all payments of principal and interest due or fees on the loan obligations listed below, and to debit such account for the amount of such payments on the date each payment is due. The undersigned acknowledges and agrees that, to the extent there are insufficient funds in any such account to pay the required amounts when due, the undersigned shall immediately pay to PNC all sums remaining unpaid. This authorization supplements, and does not limit, PNC’s rights under the promissory note(s) and other documents evidencing or securing the loan obligations described below.

A.	Borrower and Loan Information

Borrower Name(s): DELUXE AUTO CARRIERS, INC.

Loan(s) covered by this Authorization (including any amendments, restatements, modifications or renewals thereof):

All commercial loans and other extensions of credit by PNC to the undersigned, whether now existing or extended after the date of this authorization.

B.	Account Information

DELUXE AUTO CARRIERS, INC.	3821948281
Account Title	Account Number

Type of Account:	X	Demand deposit account
	____	Other account - describe: ______________________

Each person signing below is authorized to make this request, and PNC is entitled to rely conclusively on the above authorization until this authorization is terminated by PNC or the undersigned, and PNC has had a reasonable time to act thereon.

DELUXE AUTO CARRIERS, INC.

By:	/s/ Jesus Holguin
(SEAL)
Jesus Holguin, Chief Executive Officer

By:	/s/ Raul Silva
(SEAL)
Raul Silva, Chief Financial Officer

Form 8R-1 - Multistate Rev. 4/16

Borrowing Base Rider

THIS BORROWING BASE RIDER (“Rider”) is executed as of May 18, 2023, by and between DELUXE AUTO CARRIERS, INC. (the “Borrower”), with an address at 4788 BROOKHOLLOW CIR, JURUPA VALLEY, CA 92509-3072, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 12549 Churchill Dr, Rancho Cucamonga, CA 91739. This Rider is incorporated into and made part of that certain Loan Agreement dated of even date herewith, and promissory note dated of even date herewith, and also into certain other financing documents and security agreements executed by and between the Borrower and the Bank (all such documents including this Rider are collectively referred to as the “Loan Documents”). All initially capitalized terms not otherwise defined in this Rider shall have the same meanings assigned to such terms in the other Loan Documents.

Pursuant to the Loan Documents, the Bank has extended a “Facility” or “Loans” (as defined in the Loan Documents) to the Borrower, under which the Borrower may borrow, repay and reborrow funds at any time prior to the Expiration Date (such Facility or Loans being referred to herein as the “Facility”). As a condition to the Bank’s willingness to extend the Facility to the Borrower, the Bank and the Borrower are entering into this Rider in order to set forth their agreement regarding the maximum amount which may be outstanding under the Facility at any time, and for the other purposes set forth below.

NOW, THEREFORE, with the foregoing background deemed incorporated by reference and made a part hereof, the parties hereto, intending to be legally bound, covenant and agree as follows:

1. Limitations on Borrowings Under Facility. Notwithstanding any provision to the contrary in any of the other Loan Documents, at no time shall the aggregate amount of advances outstanding at any one time under the Facility (which aggregate amount shall include, without limitation, the face amount of letters of credit issued and outstanding, whether or not drawn) exceed the Borrowing Base (as hereinafter defined) at such time. If at any time the aggregate amount of advances outstanding under the Facility exceeds the limitations set forth in this Section 1 for any reason, then the Borrower shall immediately repay the amount of such excess to the Bank in immediately available funds.

2. Borrowing Base Certificates. In addition to any and all provisions of the other Loan Documents which establish conditions to the Borrower’s ability to request and obtain any advance under the Facility, the Borrower may not request an advance under the Facility unless a Borrowing Base Certificate (as hereinafter defined) shall have been delivered to the Bank on or before the last day of each month.

3. Certain Defined Terms. In addition to the words and terms defined elsewhere in this Rider or in the other Loan Documents, the following words and terms, as used in this Rider, shall have the following meanings:

“Account” shall mean an “account” or a “general intangible” as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Bank’s security interest therein, whether now owned or hereafter acquired or arising.

“Account Debtor” shall mean, with respect to any Account, each Person who is obligated to make payments to the Borrower on such Account.

Form 7H-1 (Standard) - Multistate Rev. 8/20

“Affiliate” of the Borrower or any Account Debtor shall mean (a) any Person who (either alone or with a group of Persons, and either directly or indirectly through one or more intermediaries) is in control of, is controlled by or is under common control with the Borrower or such Account Debtor, (b) any director, officer, partner, employee or agent of the Borrower or such Account Debtor, and (c) any member of the immediate family of any natural person described in the preceding clauses (a) and (b). A Person or group of Persons shall be deemed to be in control of the Borrower or an Account Debtor when such Person or group of Persons possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Borrower or such Account Debtor, whether through the ownership of voting securities, by contract or otherwise.

“Borrowing Base” at any time shall mean the lesser of (a) $6,000,000.00 (the maximum principal amount of the Facility) and (b) the sum of (i) 80% of Qualified Accounts at such time, plus (ii) 0.00% of Qualified Inventory at such time; provided, however, that, if the blank in this proviso clause is completed, the total amount of advances allocable to Qualified Inventory shall not exceed $0.00 at any time, minus (iii) such reserves as Bank may reasonably deem proper and necessary from time to time. The value of Qualified Accounts and Qualified Inventory at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered by the Borrower to the Bank.

“Borrowing Base Certificate” shall mean each Borrowing Base Certificate to be delivered by the Borrower to the Bank pursuant to Section 2 of this Rider, in substantially the form attached as Exhibit A to this Rider (or such other format as may be otherwise agreed to by the Bank), as amended, supplemented or otherwise modified from time to time, with blanks appropriately completed, and which may be delivered either as a paper document or in the form of an electronically prepared spreadsheet, in each case, pursuant to such procedures for the electronic submission of documents (including electronically transmitted copies of paper documents) as the Bank may establish form time to time.

“Eligible Location” shall mean one of the addresses in the United States of America at which the Borrower maintains, keeps or stores Inventory, as listed in the Security Agreement executed and delivered by the Borrower and the Bank in connection with the Facility, and, if such location is leased by the Borrower, for which the Bank has received a landlord’s waiver acceptable to the Bank or Bank, in its sole discretion, shall have established a reserve against the Borrowing Base with respect thereto. The Borrower and the Bank may agree jointly to add other addresses of the Borrower to such list at any time by executing and delivering a substitute list of addresses under said Security Agreement. The Bank may in its discretion at any time determine that any address on such list shall no longer be an Eligible Location, by giving written notice of such determination to the Borrower.

“Inventory” shall mean “inventory” as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Bank’s security interest therein, whether now owned or hereafter acquired and wherever located.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“Lien” shall mean any mortgage, pledge, security interest, bailment, encumbrance, claim, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Payment Intangible” shall mean a “payment intangible” as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Bank’s security interest in the Accounts.

Form 7H-1 (Standard) - Multistate Rev. 8/20

“Person” shall mean an individual, sole proprietorship, corporation, partnership (general or limited), trust, business trust, limited liability company, unincorporated organization or association, joint venture, joint-stock company, Official Body, or any other entity of whatever nature.

“Qualified Accounts” shall mean Accounts which are and at all times continue to be acceptable to the Bank in its sole discretion. Standards of acceptability include but are not limited to the following conditions:

(a) The Account duly complies with all applicable Laws, whether Federal, state or local, including but not limited to usury Laws, the Federal Truth in Lending Act, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

(b) The Account was not originated in, and is not subject to the Laws of, a jurisdiction whose Laws would make the account or the grant of the security interest in the Account to the Bank unlawful, invalid or unenforceable;

(c) The Account was originated by the Borrower in connection with the sale of goods or the rendering of services by the Borrower in the ordinary course of business under an enforceable contract, and such sale has been consummated and such goods have been delivered or such services have been rendered so that the performance of such contract has been completed by the Borrower and by all parties other than the Account Debtor;

(d) The Account is evidenced by a written invoice or other documentation and arises from a contract, all of which are in form and substance satisfactory to the Bank;

(e) The Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the grant of the security interest by the Borrower to the Bank in and to the Account arising with respect thereto;

(f) The title of the Borrower to the Account and, except as to the Account Debtor, to any related goods is absolute and is not subject to any Lien except Liens in favor of the Bank;

(g) The Account provides for payment in United States Dollars by the Account Debtor;

(h) The Account shall have amounts owing that are not less than the amounts represented by the Borrower;

(i) The portion of the Account for which income has not yet been earned or which constitutes unearned discount, service charges or deferred interest shall be ineligible;

(j) The Account shall be eligible only to the extent that it is not subject to any defense, claim of reduction, counterclaim, set-off, recoupment, or any dispute or claim for credits, allowances or adjustments by the Account Debtor because of returned, inferior, damaged goods or unsatisfactory services, or for any other reason;

(k) The goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar terms making the Account Debtor’s payment obligations conditional;

(l) The Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the Account arose;

Form 7H-1 (Standard) - Multistate Rev. 8/20

(m) No default exists under the Account by any party thereto, and all rights and remedies of the Borrower under the Account are freely assignable by the Borrower;

(n) The Account has not been outstanding for more than ninety (90) days past the invoice date and is not subject to “dating” terms;

(o) The Account shall be ineligible if 50% or more of the accounts of the related Account Debtor and its Affiliates are more than ninety (90) days past due from the date of original invoice therefor;

(p) The Account shall be ineligible only to the extent that the aggregate amount of all the Accounts of the Account Debtor and its Affiliates exceed 25% of all of the Borrower’s Accounts;

(q) The Borrower has not received any note, trade acceptance, draft, chattel paper or other instrument with respect to, or in payment of, the Account, unless, if any such instrument has been received, the Borrower immediately notifies the Bank and, at the Bank’s request, endorses or assigns and delivers such instrument to the Bank;

(r) The Borrower has not received any notice of (i) the death of the Account Debtor, if an individual, or of a partner or member thereof if a partnership or a limited liability company, (ii) the filing by or against the Account Debtor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or any similar proceeding, or (iii) any assignment by the Account Debtor for the benefit of creditors. Upon receipt by the Borrower of any such notice, it will give the Bank prompt written notice thereof;

(s) The Account Debtor is not an Affiliate of the Borrower;

(t) The Account shall be ineligible if the related Account Debtor is domiciled in any country other than the United States of America or the Province of Ontario, Canada, or a Province of Canada which has adopted and has in effect the Personal Property Security Act, unless such Account is supported by a documentary letter of credit, duly assigned to and in the possession of the Bank, from a financial institution acceptable to the Bank and the terms and conditions of which are acceptable to the Bank;

(u) The Account shall be ineligible if the Account Debtor is an Official Body, unless the Borrower shall have taken all actions deemed necessary by the Bank in order to perfect the Bank’s security interest therein, including but not limited to any notices or filings required under the Assignment of Claims Act of 1940, as amended, or other applicable Laws;

(v) The Bank has not deemed such Account ineligible because of uncertainty about the creditworthiness of the Account Debtor (including, without limitation, unsatisfactory past experiences of the Borrower or the Bank with the Account Debtor or unsatisfactory reputation of the Account Debtor) or because the Bank otherwise makes a determination that the collateral value of the Account to the Bank is impaired or that the Bank’s ability to realize such value is insecure;

(w) The Account shall be eligible only to the extent that the amount owing on the Account is not a Payment Intangible; and

(x) The Account shall comply with the additional eligibility standards, if any, which are set forth on Exhibit B to this Rider.

Standards of acceptability shall be fixed and may be revised from time to time solely by the Bank in its exclusive judgment. In the case of any dispute about whether an Account is or has ceased to be a Qualified Account, the decision of the Bank shall be final.

Form 7H-1 (Standard) - Multistate Rev. 8/20

“Qualified Inventory” shall mean the Borrower’s Inventory of saleable raw materials and finished goods manufactured or acquired by the Borrower in the ordinary course of business, subject to its control or sole possession, stored in an Eligible Location and in a manner acceptable to the Bank, valued at the lower of cost or market value (determined on a first-in, first-out basis), which is not subject to any Lien except Liens in favor of the Bank, which complies with the additional eligibility standards, if any, which are set forth on Exhibit B to this Rider, and which is and at all times continues to be acceptable to the Bank. Standards of acceptability shall be fixed and may be revised from time to time exclusively by the Bank in its sole discretion. In the case of any dispute about whether Inventory is or has ceased to be Qualified Inventory, the decision of the Bank shall be final.

4. Governing Law. This Rider will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated above is located, excluding its conflicts of laws rules.

5. Counterparts. This Rider may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

DELUXE AUTO CARRIERS, INC.

By:	/s/ Jesus Holguin
(SEAL)
Jesus Holguin, Chief Executive Officer

By:	/s/ Raul Silva
(SEAL)
Raul Silva, Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michael D’Elia
(SEAL)
Michael D’Elia, Senior Vice President

Form 7H-1 (Standard) - Multistate Rev. 8/20

EXHIBIT A

TO BORROWING BASE RIDER

Borrowing Base Certificate

THIS BORROWING BASE CERTIFICATE, dated as of _____________________, is executed and delivered by the undersigned borrower (the “Borrower”) in favor of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), pursuant to a letter agreement or loan agreement dated as of _____________________ (including any Borrowing Base Rider executed pursuant thereto and made a part thereof, and as amended or otherwise modified from time to time, the “Agreement”). All initially capitalized terms used in this Certificate shall have the meanings assigned to them in the Agreement. To induce the Bank to make loans and other financial accommodations available to the Borrower under the Agreement, the Borrower hereby certifies, represents and warrants to the Bank, as of the date hereof, that (a) the person signing below is an authorized officer or representative of the Borrower; (b) the statements below concerning the collateral securing the Obligations are true and complete; (c) the eligible collateral described below represents only Qualified Accounts and Qualified Inventory; (d) the Borrower is in compliance with all of the terms and provisions of the Agreement and the other Loan Documents; (e) all of the Borrower’s representations and warranties in the Agreement and the other Loan Documents are true and correct; and (f) no Event of Default has occurred and is continuing or exists.

1. Collateral Availability			C. Other Assets

A. Accounts Receivable			15.	Other Collateral Value	$ ________
			16.	Advance Percentage or Cap	________ % / $ ________
1.	Beginning A/R Balance	$ ________	17.	Other Borrowing Availability
2.	Changes to A/R Balance	$ ________		(L15 x L16)	$ ________
3.	Total A/R	$ ________	18.	Total Availability
4.	Ineligible A/R	$ ________		(sum of L7, L14 and L17)	$ ________
5.	Qualified A/R (L3 - L4)	$ ________	19.	Reserves	$ ________
6.	Advance Percentage	________ %	20.	Reserve Adjusted Availability	$ ________
7.	A/R Borrowing Availability			(L18 - L19)
	(L5 x L6)	$ ________
			2. Borrowing Availability

			21.	Maximum Line Amount	$ ________
B. Inventory			22.	Reserve Adjusted Availability (L20)	$ ________
			23.	Maximum Borrowing Capacity
8.	Beginning Inventory Balance	$ ________		(lesser of L21 and L22)	$ ________
9.	Changes to Inventory Balance	$ ________	24.	Outstanding Principal Balance	$ ________
10.	Total Inventory	$ ________	25.	LCs, other items to be covered	$ ________
11.	Ineligible Inventory	$ ________	26.	Available to Borrower
12.	Qualified Inventory (L10 - L11)	$ ________		(L23 - L24 - L25)	$ ________
13.	Advance Percentage or Cap	________ % / $ ________	27.	Advance Request	$ ________
14.	Inv. Borrowing Availability		28.	New Line Balance	$ ________
	(lesser of L12 x L13 or Cap)	$ ________	29.	Collateral Coverage	$ ________

Dated:__________________________________________	DELUXE AUTO CARRIERS, INC.

Certificate No.: ___________________________________	By:

Print Name:
Title:

Form 7H-1 (Standard) - Multistate Rev. 8/20

EXHIBIT B

TO BORROWING BASE RIDER

The following shall constitute additional eligibility standards for Accounts, as fully as if set forth in the definition of “Qualified Accounts” in the Rider to which this Exhibit B is attached:

The following shall constitute additional eligibility standards for Inventory, as fully as if set forth in the definition of “Qualified Inventory” in the Rider to which this Exhibit B is attached:

Form 7H-1 (Standard) - Multistate Rev. 8/20

Loan Fee and Disbursement Authorization

To:	PNC Bank, National Association	Date: May 18, 2023
12549 Churchill Dr, Rancho Cucamonga, CA 91739

Re:	$6,000,000.00 loan (the “Loan”) to the undersigned evidenced by a Note and/or Loan Agreement dated on or before the date hereof

You are hereby authorized to make a disbursement of all or a portion of the proceeds of the Loan as follows:

X	Wire transfer funds in the amount of $731,830.98 to JPMorgan Chase Bank, N.A. Attn: Lease End Department, L#1000146447 to pay and satisfy in full Loan/Account No. 1000145885 in the name of the undersigned as follows:

JPMorgan Chase Bank, N.A.	044000037
Bank	ABA Transit Number

Excel Leasing, Inc.	980450917
Account Title	Account Number

X	Wire transfer funds in the amount of $186,117.63 to JPMorgan Chase Bank, N.A. Attn: Lease End Department, L#1000146447 to pay and satisfy in full Loan/Account No. 1000146447 in the name of the undersigned as follows:

JPMorgan Chase Bank, N.A.	044000037
Bank	ABA Transit Number

Excel Leasing, Inc.	980450917
Account Title	Account Number

X	Wire transfer funds in the amount of $887,963.70 to JPMorgan Chase Bank, N.A. Attn: Lease End Department, L#1000146447 to pay and satisfy in full Loan/Account No. 1000145973 in the name of the undersigned as follows:

JPMorgan Chase Bank, N.A.	044000037
Bank	ABA Transit Number

Excel Leasing, Inc.	980450917
Account Title	Account Number

Form 8P - Multistate Rev. 2/21

X	Wire transfer funds in the amount of $943,841.79 to Chase Bank to pay and satisfy in full Loan/Account No. 910368973 in the name of the undersigned as follows:

Chase Bank	021000021
Bank	ABA Transit Number

Deluxe Auto Carriers, Inc.	9008108506
Account Title	Account Number

You are hereby authorized and directed to pay the following expenses with respect to the Loan (and any other expenses not listed below that you may incur with respect to the Loan that are authorized pursuant to the loan documents for the Loan) in the manner indicated below:

UCC Recording/Filing Fees	$81.00

TOTAL:	$81.00

Please pay the above charges in the following manner:

X	Please debit my PNC Bank Account Number 3821948281.

Each person signing below is authorized to make this request, and you are entitled to rely conclusively on the above instructions to make disbursements in the amount and manner specified.

DELUXE AUTO CARRIERS, INC.

By:	/s/ Jesus Holguin
(SEAL)
Jesus Holguin, Chief Executive Officer

By:	/s/ Raul Silva
(SEAL)
Raul Silva, Chief Financial Officer

Form 8P - Multistate Rev. 2/21

Loan Agreement

THIS LOAN AGREEMENT (the “Agreement”), is entered into as of May 18, 2023, between DELUXE AUTO CARRIERS, INC., a California corporation (the “Borrower”), with an address at 4788 BROOKHOLLOW CIRCLE, JURUPA VALLEY, CALIFORNIA 92509-3072, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 12549 Churchill Dr, Rancho Cucamonga, CA 91739.

The Borrower and the Bank, with the intent to be legally bound, agree as follows:

1. Loan. The Bank has made or may make one or more loans (“Loan”) to the Borrower subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement. Each Loan shall be used for business purposes (and not for personal, family or household use) and is or will be evidenced by a promissory note or notes of the Borrower and all renewals, extensions, amendments and restatements thereof (whether one or more, collectively, the “Note”) acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions of the respective Loan, the terms of which are incorporated into this Agreement by reference.

The Loans governed by this Agreement shall include the Loans specifically described below, if any, and any additional lines of credit or term loans that the Bank has made or may, in its sole discretion, make to the Borrower in the future.

1.1. Line of Credit. One of the Loans governed by this Agreement is a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this Agreement, will make advances to the Borrower from time to time until the Expiration Date, in an aggregate amount outstanding at any time not to exceed $6,000,000.00 (the “Line of Credit”). The “Expiration Date” shall have the meaning set forth in the note evidencing the Line of Credit. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Line of Credit beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under the Line of Credit exceed the face amount of the Line of Credit. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrower.

1.1.1. The availability of advances under the Line of Credit will be subject to a borrowing base formula and other provisions as set forth in a Borrowing Base Rider dated on or about the date hereof, between the Borrower and the Bank, the terms of which are incorporated herein by reference.

1.1.2. The Borrower may request that the Bank, in lieu of cash advances, issue letters of credit (each individually a “Letter of Credit” and collectively, the “Letters of Credit”) under the Line of Credit (including all banker’s acceptances issued up to 180 days under the terms of any trade Letter of Credit) with an aggregate stated amount outstanding at any time not to exceed $2,250,000.00; provided, however, that after giving effect to the stated amount of such Letter of Credit, the sum of the aggregate outstanding advances under the Line of Credit and the aggregate stated amount of all Letters of Credit issued and outstanding shall not exceed the amount of the Line of Credit. The availability of advances under the Line of Credit shall be reduced by the stated amount of each Letter of Credit issued and outstanding (whether or not drawn). For purposes of this Agreement, the “stated amount” of any Letter of Credit shall include any automatic increases in the amount available to be drawn under the terms of such Letter of Credit, whether or not any such increase has become effective, and any deemed increase in the amount available to be drawn under the terms of a trade Letter of Credit as a result of any tolerance set forth in such trade Letter of Credit.

Form 7G – Multistate Rev. 1/22

Unless otherwise consented to by the Bank in writing, each Letter of Credit shall have an expiry date which is not later than twelve (12) months following the Expiration Date (the “Final LC Expiration Date”). Each payment by the Bank under a Letter of Credit shall constitute an advance of principal under such Line of Credit and shall be evidenced by the applicable note. The Letters of Credit shall be governed by the terms of this Agreement and by a reimbursement agreement, in form and content satisfactory to the Bank, executed by the Borrower in favor of the Bank (the “Reimbursement Agreement”). Each request for the issuance of a Letter of Credit must be accompanied by the Borrower’s execution of an application on the Bank’s standard forms (each, an “Application”), together with all supporting documentation. Each Letter of Credit will be issued in the Bank’s sole discretion and in a form acceptable to the Bank. This Agreement is not a pre-advice for the issuance of a letter of credit and is not irrevocable.

The Borrower shall pay the Bank’s standard issuance fee on the stated amount of each Letter of Credit upon issuance, together with such other customary fees and expenses therefor as shall be required by the Bank.

2. Security. The security for repayment of the Loan shall include but not be limited to the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (the “Security Documents”), which shall secure repayment of the Loan and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank described therein (hereinafter referred to collectively as the “Obligations”).

This Agreement, the Note, the Security Documents and all other agreements and documents executed and/or delivered pursuant or subject hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents.

3. Representations and Warranties. The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the “Addendum”):

3.1. Existence, Power and Authority. If not a natural person, the Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

3.2. Financial Statements. The Borrower has delivered or caused to be delivered to the Bank its most recent Financial Statements (as defined herein). The Financial Statements are true, complete and accurate in all material respects and fairly present the Borrower’s financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower’s operations for the period specified therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect from time to time (“GAAP”) consistently applied from period to period, subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank in its sole discretion. As used herein, “Financial Statements” shall mean (i) with respect to an entity that is not a natural person, consolidated and, if required by the Bank in its sole discretion, consolidating balance sheets statements of income and cash flows for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year, prepared in accordance with GAAP, consistently applied from period to period; and (ii) with respect to natural persons, means personal financial statements and federal income tax returns.

Form 7G – Multistate Rev. 1/22

3.3. No Material Adverse Change. Since the date of the most recent Financial Statements, the Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation.

3.4. Binding Obligations. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors if the Borrower is a corporation, its members and/or managers, as applicable, if the Borrower is a limited liability company, all its general partners if the Borrower is a partnership or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

3.5. No Defaults or Violations. There does not exist any Default or Event of Default, as hereinafter defined, under this Agreement, or any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its partnership agreement if the Borrower is a partnership, its articles or certificate of incorporation, regulations and bylaws if the Borrower is a corporation, its articles or certificate of organization and operating agreement if the Borrower is a limited liability company, or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such Default, Event of Default or violation.

3.6. Title to Assets. The Borrower has good and marketable title to the assets reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for (i) liens in favor of the Bank; (ii) current taxes and assessments not yet due and payable; (iii) assets disposed of by the Borrower in the ordinary course of business since the date of the most recent Financial Statements; and (iv) those liens or encumbrances, if any, specified on the Addendum.

3.7. Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, which could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change. All pending and threatened litigation against the Borrower is listed on the Addendum attached hereto.

3.8. Tax Returns. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including income, unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserves or other provision has been made therefor.

3.9. Employee Benefit Plans. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan; (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA; (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so; and (iv) no steps have been taken to terminate any such plan.

Form 7G – Multistate Rev. 1/22

3.10. Environmental Matters. The Borrower is in compliance, in all material respects, with all Environmental Laws (as hereinafter defined), including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower’s knowledge, threatened against the Borrower, any real property in which the Borrower holds or has held an interest or any past or present operation of the Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower’s knowledge has occurred, on, under or to any real property in which the Borrower holds or has held any interest or performs or has performed any of its operations, in violation of any Environmental Law. As used in this Section, “litigation or proceeding” means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and “Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

3.11. Intellectual Property. The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

3.12. Regulatory Matters. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.13. Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they become due; and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

3.14. Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now foresee, might materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

3.15. Beneficial Owners. If the Borrower is or was required to execute and deliver to the Bank a Certification of Beneficial Owner(s) (individually and collectively, as updated from time to time, the “Certification of Beneficial Owners”), the information in the Certification of Beneficial Owners, as updated from time to time in accordance with this Agreement, is true, complete and correct as of the date thereof, as of the date hereof and as of the date any such update is delivered to the Bank. The Borrower acknowledges and agrees that the Certification of Beneficial Owners is a Loan Document.

Form 7G – Multistate Rev. 1/22

4. Affirmative Covenants. The Borrower agrees that from the date of execution of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Borrower will:

4.1. Books and Records. Maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements and returns which the Borrower may make to or file with any federal, state or local governmental department, bureau or agency.

4.2. Financial Reporting. Deliver or cause to be delivered to the Bank (i) the Financial Statements, reports and certifications, if any, set forth on the Addendum and (ii) such other information about Borrower’s or Guarantor’s financial condition, properties and operations as and when requested by the Bank, from time to time. As used herein, “Guarantor” shall collectively refer to each Entity Guarantor and Individual Guarantor of the Obligations, jointly and severally; “Entity Guarantor” shall mean each Guarantor who is not a natural person; and “Individual Guarantor” shall mean each Guarantor who is a natural person.

4.3. Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Bank in its sole discretion.

4.4. Maintenance of Existence, Operation and Assets. Do all things necessary to (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted; (ii) continue in operation in substantially the same manner as at present; (iii) keep its properties in good operating condition and repair; and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

4.5. Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts, as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

4.6. Compliance with Laws. Comply with all laws applicable to the Borrower and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).

4.7. Bank Accounts. Establish and maintain at the Bank the Borrower’s primary depository accounts.

4.8. Financial Covenants. Comply with all of the financial and other covenants, if any, set forth on the Addendum.

4.9. Additional Reports. Provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (a “Default”); (ii) any litigation filed by or against the Borrower; (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might result in a material adverse change in the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower.

Form 7G – Multistate Rev. 1/22

4.10. Certification of Beneficial Owners and Other Additional Information. Provide: (i) such information and documentation as may reasonably be requested by the Bank from time to time for purposes of compliance by the Bank with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Bank to comply therewith; and (ii) if the Borrower is or was required to deliver a Certification of Beneficial Owners to the Bank, (a) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners provided to the Bank, as and when requested by the Bank; and (b) a new Certification of Beneficial Owners in form and substance acceptable to the Bank when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to the Bank have changed.

5. Negative Covenants. The Borrower covenants and agrees that from the date of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, except as set forth in the Addendum, the Borrower will not, without the Bank’s prior written consent:

5.1. Indebtedness. Create, incur, assume or suffer to exist any indebtedness for borrowed money other than:

(i) the Loan and any subsequent indebtedness to the Bank; and

(ii) open account trade debt incurred in the ordinary course of business and not past due.

5.2. Liens and Encumbrances. Except as provided in Section 3.6, create, assume, incur or permit to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property subject to any conditional sales or other title retention agreement.

5.3. Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm, corporation or other entity, except in connection with the endorsement and deposit of checks for collection in the ordinary course of business.

5.4. Loans or Advances. Purchase or hold beneficially any stock, other securities or evidence of indebtedness of, or make or have outstanding, any loans or advances to, or otherwise extend credit to, or make any investment or acquire any interest whatsoever in, any other person, firm, corporation or other entity, except investments disclosed on the Borrower’s Financial Statements that have been provided to the Bank on or before the date hereof, or that are otherwise acceptable to the Bank in its sole discretion.

5.5. Merger or Transfer of Assets. Liquidate or dissolve, or merge or consolidate with or into any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of its property, assets, operations or business, whether now owned or hereafter acquired.

5.6. Change in Business, Management or Ownership. Make or permit, nor shall any Guarantor or grantor under the Security Documents make or permit, any change in (i) its form of organization, including a division into two or more entities; (ii) the nature of its business as carried on as of the date hereof; (iii) the composition of its current executive management; or (iv) its equity ownership.

5.7. Dividends. Declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, provided, however, that so long as the Borrower remains an S corporation, a partnership or a limited liability company, it may make distributions to its shareholders, partners or members, as the case may be, in an amount equal to the federal and state income tax of such principals of the Borrower attributable to the earnings of the Borrower.

Form 7G – Multistate Rev. 1/22

5.8. Acquisitions. Make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity.

6. Events of Default. The occurrence of any of the following will be deemed to be an “Event of Default”:

6.1. Covenant Default. The Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement.

6.2. Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete when made.

6.3. Other Default. The occurrence of (i) an Event of Default as defined in the Note or any of the Loan Documents and (ii) a default or event of default under or as defined in any other agreement, instrument or document between the Borrower and PNC Bank, National Association or any of its subsidiaries or affiliates.

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

7. Conditions. The Bank’s obligation to make any advance under any Loan, or to issue any letter of credit, is subject to the conditions that as of the date of the advance:

7.1. No Event of Default. No Event of Default or Default shall have occurred and be continuing.

7.2. Authorization Documents. The Bank shall have received certified copies of resolutions of the board of directors, the general partners or the members or managers of any partnership, corporation or limited liability company that executes this Agreement, the Note or any of the other Loan Documents; or other proof of authorization satisfactory to the Bank.

7.3. Receipt of Loan Documents. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel in form and substance satisfactory to the Bank for any party executing any of the Loan Documents.

7.4. Fees. The Bank shall have received all fees owing in respect of the Loan.

8. Fees; Expenses. The Borrower agrees to reimburse the Bank, upon the execution of this Agreement, and otherwise on demand, all fees due and payable to the Bank hereunder and under the other Loan Documents and all costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications or amendments thereto or renewals thereof, and the collection of all of the Obligations, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including (i) reasonable fees and expenses of counsel (which may include costs of in-house counsel); (ii) all costs related to conducting UCC, title and other public record searches; (iii) fees for filing and recording documents in the public records to perfect the Bank’s liens and security interests; (iv) expenses for auditors, appraisers and environmental consultants; and (v) taxes. The Borrower hereby authorizes and directs the Bank to charge Borrower’s deposit account(s) with the Bank for any and all of the foregoing fees, costs and expenses.

Form 7G – Multistate Rev. 1/22

9. Increased Costs. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Loan. “Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

10. Miscellaneous.

10.1. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Agreement) and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

10.2. Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

10.3. Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

10.4. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Agreement or any of the other Loan Documents for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

10.5. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Form 7G – Multistate Rev. 1/22

10.6. Counterparts. This Agreement and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement or any other Loan Document by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

10.7. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Agreement in whole or in part.

10.8. Interpretation. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

10.9. No Consequential Damages, Etc.. The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower and any Guarantor, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

10.10. Assignments and Participations. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank’s interest in the Loan. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any assignee of or participant in or any prospective assignee of or participant in all or any part of the Bank’s interest in the Loan.

10.11. USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information or documentation that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

10.12. Important Information about Phone Calls. By providing telephone number(s) to the Bank, now or at any later time, the Borrower hereby authorizes the Bank and its affiliates and designees to contact the Borrower regarding the Borrower’s account(s) with the Bank or its affiliates, whether such accounts are Borrower’s individual accounts or business accounts for which Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Borrower hereby consents that any phone call with the Bank may be monitored or recorded by the Bank.

Form 7G – Multistate Rev. 1/22

10.13. Confidentiality. In connection with the Obligations, this Agreement and the other Loan Documents, the Bank and the Borrower will be providing to each other, whether orally, in writing or in electronic format, nonpublic, confidential or proprietary information (collectively, “Confidential Information”). Each of the Borrower and the Bank agrees (i) to hold the Confidential Information of the other in confidence; and (ii) not to disclose or permit any other person or entity access to the Confidential Information of the other party, except for disclosure or access (a) to a party’s affiliates and its or their employees, officers, directors, agents, representatives, (b) to other third parties that provide or may provide ancillary support relating to the Obligations, this Agreement and/or the other Loan Documents, (c) in connection with the exercise of any remedies or enforcement of rights under this Agreement or any action or proceeding relating to the Obligations, this Agreement and/or the other Loan Documents, (d) to its external or internal auditors or regulatory authorities, or

(e) upon the order of a court or other governmental agency having jurisdiction over a party. It is understood and agreed that the obligation to protect such Confidential Information shall be satisfied if the party receiving such Confidential Information utilizes the same control (but no less than reasonable) as it does to avoid disclosure of its own confidential and valuable information. It is also understood and agreed that no information shall be within the protection of this Agreement where such information: (w) is or becomes publicly available through no fault of the party to whom such Confidential Information has been disclosed, (x) is released by the originating party to anyone without restriction, (y) is rightly obtained from third parties who are not, to such receiving party’s knowledge, under an obligation of confidentiality, or (z) is required to be disclosed by subpoena or similar process of applicable law or regulations.

For the purposes of this Agreement, Confidential Information of a party shall include, without limitation, any financial information, scientific or technical information, design, process, procedure or improvement and all concepts, documentation, reports, data, data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software, databases, inventions, knowhow, showhow and trade secrets, whether or not patentable or copyrightable, whether owned by a party or any third party, together with all memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials which contain or otherwise reflect any of the foregoing information.

Each of the Borrower and the Bank agrees to return to the other or destroy all Confidential Information of the other upon the termination of this Agreement; provided, however, each party may retain such limited information for customary archival and audit purposes only for reference with respect to prior dealings between the parties subject at all times to the continuing terms of this Section 10.13.

Each of the Borrower and the Bank agrees not to use the other’s name or logo in any marketing, advertising or related materials, without the prior written consent of the other party.

10.14. Sharing Information with Affiliates of the Bank. The Borrower acknowledges that from time to time other financial and banking services may be offered or provided to the Borrower or one or more of its subsidiaries and/or affiliates (in connection with this Agreement or otherwise) by the Bank or by one or more subsidiaries or affiliates of the Bank or of The PNC Financial Services Group, Inc., and the Borrower hereby authorizes the Bank to share any information delivered to the Bank by the Borrower and/or its subsidiaries and/or affiliates pursuant to this Agreement or any of the Loan Documents to any subsidiary or affiliate of the Bank and/or The PNC Financial Services Group, Inc., subject to any provisions of confidentiality in this Agreement or any other Loan Documents.

10.15. Electronic Signatures and Records. Notwithstanding any other provision herein, the Borrower agrees that this Agreement, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

Form 7G – Multistate Rev. 1/22

10.16. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. This agreement will be interpreted and the rights and liabilities of the bank and the borrower determined in accordance with the laws of the state where the bank’s office indicated above is located, excluding its conflict of laws rules, including without limitation the electronic transactions act (or equivalent) in effect in the state where the bank’s office indicated above is located (or, to the extent controlling, the laws of the united states of america, including without limitation the electronic signatures in global and national commerce act). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Form 7G – Multistate Rev. 1/22

10.17 Dispute Resolution.

(a) TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE OBLIGATIONS, OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE BANK IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE BORROWER.

(b) Notwithstanding the foregoing to the contrary, in the event that the jury trial waiver contained herein shall be held or deemed to be unenforceable, the Borrower hereby agrees that any controversy, dispute, or claim between the parties arising out of or relating to this Agreement (a “Dispute”) shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 of the California Code of Civil Procedure. The referee shall be a retired California state court judge selected by mutual written agreement of the parties. If the parties are unable to agree upon a referee within ten (10) calendar days after one party serves a written notice of its intent to commence a judicial reference proceeding on the other party, then the referee will be selected by the court in accordance with Section 640(b) of the California Code of Civil Procedure. The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). The referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the California Rules of Court, and the California Evidence Code, except as otherwise specifically agreed by the parties (including as set forth in this Agreement) and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The referee’s decision shall be entered as a judgment in the court in accordance with the provisions of Sections of 644 and 645 of the California Code of Civil Procedure, and shall be appealable in accordance with California law.

(c) Nothing in this Agreement shall be deemed to apply to or limit the Bank’s right to: (i) exercise self-help remedies such as (but not limited to) setoff; (ii) foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights; (iii) obtain from a court provisional or ancillary remedies (including, without limitation, injunctive relief, a writ of possession, prejudgment attachment, a protective order, or the appointment of a receiver); or (iv) pursue its rights against any person or entity in a third-party proceeding in any action brought against the Bank (including, without limitation, actions in bankruptcy court). Neither the exercise of any self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies, or the opposition to any such provisional remedies, shall constitute a waiver of the right of any party, including, without limitation, the claimant in any such action, to require submission to judicial reference the merits of the dispute occasioning resort to such remedies. No provision in this Agreement or any other document or agreement relating to the Obligations regarding submission to jurisdiction or venue in any court is intended to or shall be construed to be in derogation of the foregoing general judicial reference.

(d) The foregoing judicial reference procedure constitutes a full and complete waiver of the right to a trial by jury that the parties may otherwise have and this waiver and judicial reference procedure is a material consideration to each party hereto.

Form 7G – Multistate Rev. 1/22

(e) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired California state court judge, in accordance with Sections 1280 through 1294.2 of the California Code of Civil Procedure and the California Arbitration Act, each as amended from time to time, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in a mutually acceptable location. Except as expressly set forth below, the procedures specified herein shall be the sole and exclusive procedures for the resolution of Disputes; provided, however, that the Borrower or the Bank may seek provisional or ancillary remedies, such as preliminary injunctive relief, from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration. Nothing herein shall in any way limit or modify any remedies available to the Bank under this Agreement or otherwise at law or in equity. In addition:

(i)	Motion Practice. In any arbitration hereunder, the arbitrator(s) shall decide any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

(ii)	Discovery. Discovery shall be limited to the pre-hearing exchange of all documents which the Borrower and the Bank intend to introduce at the hearing and any expert reports prepared by any expert who will testify at the hearing.

(iii)	Sequential Hearing Days. At the administrative conference conducted by the arbitrator(s), the Borrower and the Bank and the arbitrator(s) shall determine how to ensure that the hearing is started and completed on sequential hearing days. Potential arbitrators shall be informed of the anticipated length of the hearing and they shall not be subject to appointment unless they agree to abide by the parties’ intent that, absent exigent circumstances, the hearing shall be conducted on sequential days.

(iv)	Award. The award of the arbitrator(s) shall be accompanied by a statement of the reasons upon which such award is based.

(f) The Borrower and the Bank shall each bear equally all fees and costs and expenses of the arbitration, and each shall bear its own legal fees and expenses and the costs of its experts and witnesses; provided, however, that if the arbitration panel shall award to a party substantially all relief sought by such party, then, notwithstanding any applicable governing law provisions, the other party shall pay all costs, fees and expenses incurred by the prevailing party and such costs, fees and expenses shall be included in such award.

(g) The entire procedure shall be confidential and none of the parties nor arbitrator(s) may disclose the existence, content, or results of any arbitration hereunder without the written consent of all parties to the Dispute, except (i) to the extent disclosure is required to enforce any applicable arbitration award or may otherwise be required by law and (ii) that either party may make such disclosures to its regulators, auditors, accountants, attorneys and insurance representatives. No conduct, statements, promises, offers, views, or opinions of any party involved in an arbitration hereunder shall be discoverable or admissible for any purposes in litigation or other proceedings involving the parties to the Dispute and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative for any of such parties.

(h) CLASS ACTION WAIVER. THE BORROWER HEREBY WAIVES, WITH RESPECT TO ANY DISPUTE: (I) THE RIGHT TO PARTICIPATE IN A CLASS ACTION, PRIVATE ATTORNEY GENERAL ACTION OR OTHER REPRESENTATIVE ACTION IN COURT OR IN ARBITRATION, EITHER AS A CLASS REPRESENTATIVE OR CLASS MEMBER; AND (II) THE RIGHT TO JOIN OR CONSOLIDATE CLAIMS WITH CLAIMS OF ANY OTHER PERSON. The foregoing waiver is referred to herein as the “class action waiver”. The Bank and the Borrower agree that no arbitrator shall have authority to conduct any arbitration in violation of the class action waiver or to issue any relief that applies to any person or entity other than the Borrower and/or the Bank individually. The parties acknowledge that this class action waiver is material and essential to the arbitration of any claims and is non-severable from this Dispute Resolution section. If the class action waiver is voided, found unenforceable, or limited with respect to any claim for which the Borrower seeks class-wide relief, then this Dispute Resolution section (except for this sentence) shall be null and void with respect to such claim, subject to the right to appeal the limitation or invalidation of the class action waiver. However, this Dispute Resolution section shall remain valid with respect to all other claims and Disputes. The parties acknowledge and agree that under no circumstances will a class action be arbitrated.

Form 7G – Multistate Rev. 1/22

The Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the alternative dispute resolution (arbitration) and class action waiver provisions, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

DELUXE AUTO CARRIERS, INC.

By:	/s/ Jesus Holguin
(SEAL)
Jesus Holguin, President/Chief Executive Officer

By:	/s/ Raul Silva
(SEAL)
Raul Silva, Vice President/Secretary

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michael D’Elia
(SEAL)
Michael D’Elia
Senior Vice President

Form 7G – Multistate Rev. 1/22

ADDENDUM

ADDENDUM to that certain Loan Agreement dated May 18, 2023 between Deluxe Auto Carriers, Inc. as the Borrower and PNC Bank, National Association, as the Bank. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement. Section numbers below refer to the sections of the Agreement. This Addendum is incorporated into and made a part of the Agreement. All references in the Agreement and this Addendum to the “Agreement” shall include both the Agreement and this Addendum.

3.6	Title to Assets. Describe additional liens and encumbrances below:

None

3.7	Litigation. Describe pending and threatened litigation, investigations, proceedings, etc. below:

None

3.10	Environmental Matters. Describe pending or threatened litigation or proceeding arising under, relating to or in connection with any Environmental Law below:

None

4.2	Financial Reporting Requirements.

1. Borrower’s Financial Reporting.

(a) Interim Financial Statements. Within sixty (60) days after the end of each quarter, the Borrower’s Financial Statements for such period, in reasonable detail, certified by an authorized officer of the Borrower and prepared in accordance with GAAP, consistently applied from period to period.

(b) Annual Financial Statements. Within one hundred fifty (150) days after the end of each fiscal year, the Borrower’s annual Financial Statements. The Financial Statements will be prepared on a reviewed basis in accordance with GAAP by an independent certified public accountant selected by the Borrower and satisfactory to the Bank.

(c) Accounts Receivable and Accounts Payable Agings. Within thirty (30) days following the end of each month, the Borrower’s detailed schedule of accounts receivable and accounts payable aging analysis.

2. Compliance Certificate. Together with each of the interim Financial Statements required to be delivered for the Borrower under this Agreement, a certificate, certifying compliance with all applicable financial covenants (containing detailed calculations of such financial covenants) for the period then ended, whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take with respect to such Event of Default. Such certificate shall be duly executed by, either the Chief Financial Officer, another responsible senior financial officer or an authorized officer of the Borrower.

Form 7G – Multistate Rev. 1/22

CONTINUATION OF ADDENDUM

4.8 Financial Covenants.

(1) The Borrower will maintain at all times a ratio of (i) total liabilities to (ii) Tangible Net Worth of not more than 3.00 to 1.00.

(2) The Borrower will maintain as of the end of each fiscal quarter, on a rolling four quarters basis, a Fixed Charge Coverage Ratio of at least 1.20 to 1.00.

As used herein:

“Current Maturities” means the scheduled payments of principal on all indebtedness for borrowed money having an original term of more than one year (including but not limited to amortization of capital or finance lease obligations), as shown on the Borrower’s Financial Statements as of one year prior to the date of determination.

“EBITDA” means net income plus interest expense plus income tax expense plus depreciation plus amortization.

“Fixed Charge Coverage Ratio” means (i) EBITDA, divided by (ii) the sum of Current Maturities plus interest expense plus cash taxes paid plus dividends plus Unfunded Capital Expenditures.

“Tangible Net Worth” means stockholders’ equity in the Borrower less any advances to affiliated parties less all items properly classified as intangibles.

“Unfunded Capital Expenditures” means capital expenditures made from the Borrower’s funds other than funds borrowed as term debt to finance such capital expenditures.

All of the above financial covenants shall be computed and determined in accordance with GAAP applied on a consistent basis (subject to normal year-end adjustments).

Form 7G – Multistate Rev. 1/22

PNC Bank, National Association	May 18, 2023

Re:	DELUXE AUTO CARRIERS, INC. (the “Borrower”)
Authorized Users of PINACLE®

The undersigned is an officer or other representative of the Borrower, authorized to take actions and sign documents on behalf of the Borrower in connection with the Borrower’s lending and leasing facilities (the “Facilities”) that have been or may be extended by PNC Bank, National Association (the “Bank”) and/or any other direct or indirect subsidiaries of The PNC Financial Services Group, Inc. (individually and collectively, together with the Bank, “PNC”). PNC may offer, and the Borrower may elect to use, the Credit Management Module of the PINACLE® service (the “Service”) to enable the Borrower to take certain actions with respect to the Facilities. The Borrower’s use of the Service is subject to the terms and conditions set forth in the Treasury Management Services Comprehensive Agreement, including the PINACLE® Terms and Conditions (as amended from time to time, collectively, the “Treasury Management Agreement”). This letter acknowledges and confirms (a) the process through which representatives of the Borrower may access and use the Service on behalf of the Borrower, (b) that different features of the Service may become available from time to time, and (c) that the Service is further subject to the Treasury Management Agreement.

The Borrower hereby acknowledges, confirms and agrees that: (1) the Treasury Management Agreement requires the Borrower to appoint representatives of the Borrower, from time to time, to act as the Security Contact (the “Security Contact”) for the Borrower’s use of the services described therein (including, without limitation, the Service); (2) the Security Contact may, either directly or through one or more system administrators (the “System Administrator”) designated by the Security Contact, add new users, cancel existing users, or change the level of access of any user of the Service; (3) through use of the Service (to the extent these features have become or become available in the future generally), those individual users with access to the Service that have been so designated by the System Administrator will have the ability, without limitation, to (a) request loan advances under the Facilities as and to the extent permitted under such Facilities, (b) upload and submit collateral documents, financial statements, insurance certificates, borrowing base certificates and other documents related to the Facilities, (c) access information relating to the Facilities, including, without limitation, balance information, payment history and loan availability, (d) make payments on the Facilities, and (e) perform all other functions made available through the Service from time to time; (4) PNC will not know the names of the individual users who have been given access to the Service by the Borrower, and (5) PNC’s sole responsibility with respect to the foregoing is to authenticate access to the Service in accordance with the applicable security procedures.

The Borrower agrees that PNC is entitled to accept any information, instruction, direction or transaction from any person using the Service in accordance with the applicable security procedures, and the use of the security procedures has the same effect as a signature authorizing any instruction to or transaction with PNC. As stated in the Treasury Management Agreement, the Borrower understands that it is responsible for maintaining the confidentiality and security of its security procedures, including without limitation passwords and verification codes, and for all activities that occur in the Service through use of the Borrower’s security procedures.

Form 14n MLT Rev. 9/21

PINACLE Credit Management  Authorization Letter

This letter may, at PNC’s option, be signed or executed using electronic signatures.

Very truly yours,

DELUXE AUTO CARRIERS, INC.

By:	/s/ Jesus Holguin
(SEAL)
Jesus Holguin, President/Chief Executive Officer

By:	/s/ Raul Silva
(SEAL)
Raul Silva, Vice President/Secretary

Form 14n MLT Rev. 9/21

PINACLE Credit Management  Authorization Letter

Reimbursement Agreement for Standby and Commercial Letter(s) of Credit

THIS REIMBURSEMENT AGREEMENT FOR STANDBY AND COMMERCIAL LETTER(S) OF CREDIT (this “Agreement”) is made as of May 18, 2023, by DELUXE AUTO CARRIERS, INC. (the “Obligor”), with an address at 4788 BROOKHOLLOW CIR, JURUPA VALLEY, CA 92509-3072, in favor of PNC Bank, National Association (the “Bank”) and any Bank Affiliate (as hereinafter defined), with an address at 12549 Churchill Dr, Rancho Cucamonga, CA 91739. From time to time by submitting an application in a form approved by the Bank (an “Application”), the Obligor or any of its subsidiaries or affiliates may request the issuance of one or more letters of credit (each, a “Credit”). The Bank or any Bank Affiliate may issue any such Credit, but they shall have no obligation to do so unless otherwise agreed in writing. The Obligor agrees that the following terms and conditions shall apply to any Credit:

1.	Definitions and Interpretation. (a) In addition to terms defined elsewhere in this Agreement:

“Bank” means the Bank or any Bank Affiliate that issues a Credit;

“Bank Affiliate” means (i) any direct or indirect subsidiary of The PNC Financial Services Group, Inc., including without limitation PNC Bank Canada Branch, or (ii) any correspondent;

“Base Rate” means the highest of (A) the Prime Rate, (B) the sum of the Overnight Bank Funding Rate plus 50 basis points (0.50%), and (C) the sum of Daily Simple SOFR plus 100 basis points (1.00%), so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Such rate shall be subject to adjustment as of each Business Day based on changes to any applicable rates or indices described herein, without notice to the Obligor;

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in Pittsburgh, Pennsylvania (and, if PNC Bank Canada Branch has issued any Credit, Toronto, Ontario, Canada), or any other city of which the Bank may give the Obligor notice from time to time, are authorized or required by law to close; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day;

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source identified by the NYFRB or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than zero, then Daily Simple SOFR shall be deemed to be zero. If SOFR for any SOFR Determination Date has not been published by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days;

Form 19B – Multistate Rev.12/22

“Dollar Equivalent” means, with respect to an amount due in any currency other than U.S. dollars, as of any date of determination, the U.S. dollar equivalent of the amount of such sums due in such currency as determined by the Bank in accordance with its usual procedures on the basis of its spot rate for the purchase of such currency with U.S. Dollars at approximately 11:00 a.m., Prevailing Time, plus all actual costs of settlement, including amounts incurred by the Bank to comply with currency exchange requirements of any Governmental Authority;

“Governmental Authority” means any de facto or de jure domestic or foreign government, court, tribunal, agency, or other purported authority;

“ISP98” means the International Standby Practices 1998, and any subsequent official revision thereof;

“Nonstandard Credit” means a Credit issued in a form that includes any provision that does not conform to standard letter of credit practice as determined by the Bank in its sole discretion;

“NYFRB” means the Federal Reserve Bank of New York;

“Order” means any of the following, issued by the Bank at the Obligor’s request: an air delivery order issued to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier, or any document or instrument of like import;

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, such rate shall be a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero;

“Prevailing Time” means the prevailing time in Pittsburgh, Pennsylvania (or any other city of which the Bank may have given the Obligor notice) on the date in question;

“Prime Rate” means the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers;

“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate);

“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding;

Form 19B – Multistate Rev.12/22

“Taxes” means all taxes, fees, duties, levies, imposts, deductions, charges or withholdings of any kind (other than taxes on the Bank’s net income);

“UCP” means the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Credit is issued; and

“U.S. Government Securities Business Day” means any day except for (A) a Saturday or Sunday or (B) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(b) By submitting an Application to the Bank, the Obligor agrees that a Credit may be issued by the Bank or any Bank Affiliate, as designated by the Bank, unless otherwise agreed, and this Agreement shall be enforceable by the Bank or any such Bank Affiliate. If this Agreement is signed by more than one Obligor, each shall be deemed to make to the Bank all the representations, warranties and covenants contained herein, and each shall be jointly and severally liable hereunder. Any reference herein to this Agreement, an Application, a Credit, or any other instrument, agreement or document related hereto or thereto shall be deemed to refer to all amendments, modifications, extensions and renewals hereof and thereof. Determinations made by the Bank pursuant to the terms hereof shall be conclusive absent manifest error.

2. Payments. (a) The Obligor will pay to the Bank all amounts to be paid by the Bank with respect to, or on account of, each draft or other payment demand made under a Credit no later than 10 a.m., Prevailing Time, on the date such payment is to be made by the Bank, or such earlier time as the Bank may reasonably require. If a Credit calls for the delivery by the Bank of an item other than money, the Obligor shall deliver or cause to be delivered such item to the Bank at such time, in advance of the time the Bank is to deliver such item, as the Bank may reasonably require.

(b) The Obligor agrees to be primarily liable for payment to the Bank of all amounts to be paid by the Bank with respect to, or on account of, any Credit issued by the Bank at the request of any subsidiary or affiliate of the Obligor. The Obligor authorizes the Bank to accept Applications from the Obligor’s subsidiaries and affiliates.

(c) The Obligor will pay to the Bank upon receipt of the Bank’s invoice therefor (i) interest on all amounts payable to the Bank hereunder from the date due to the date of payment as follows: (A) if the applicable Credit is issued under a committed or discretionary line of credit extended by the Bank, at the applicable rate set forth in the note or any other document evidencing or governing the obligation of the Obligor (or its parent or affiliate) to repay advances under such line of credit, or (B) if the applicable Credit is not issued under such a line of credit, or if there is no such note or other document establishing such rate, at the Base Rate plus _______ % (or, if the preceding blank is not completed, at the Base Rate plus 4%); provided that in no event shall the Obligor pay interest in excess of the maximum rate permitted by applicable law; (ii) the Bank’s fees as separately agreed to by the Obligor and the Bank; (iii) the customary commissions and other charges regularly charged by the Bank for letters of credit; and (iv) all charges and expenses paid or incurred by the Bank or any of its correspondents in connection with this Agreement or any Credit, including all reasonable legal fees and expenses, whether of internal or external counsel to the Bank. All periodic interest, fees and commissions shall be calculated on the basis of the actual days elapsed in a 360-day year, and interest shall continue to accrue at the applicable rate set forth herein whether or not a default exists or a judgment has been entered.

(d) All amounts payable hereunder by the Obligor shall be paid to the Bank at its address set forth above or at such other place as the Bank may give notice from time to time, in immediately available funds in the currency specified by the Bank, without set off, defense, recoupment, deduction, cross-claim or counterclaim of any kind; and free and clear of, and without deduction for, any present or future Taxes. If the Bank or the Obligor pays any Taxes, whether or not correctly or legally assessed, the amounts payable hereunder shall be increased so that, after the payment of such Taxes, the Bank shall have received an amount equal to the sum the Bank would have received had no such Taxes been paid. If any amount payable hereunder is denominated in a currency other than U.S. dollars, the Obligor shall make payment in such currency or, at the Bank’s option, shall pay the Dollar Equivalent thereof. To effect any payment due hereunder, the Bank may debit any account that the Obligor may have with the Bank or any Bank Affiliate.

Form 19B – Multistate Rev.12/22

3. Nature of Obligations. (a) The Obligor’s obligations to the Bank under this Agreement are absolute, unconditional and irrevocable, and shall be paid and performed in accordance with the terms hereof irrespective of any act, omission, event or condition, including, without limitation (i) the form of, any lack of power or authority of any signer of, or the lack of validity, sufficiency, accuracy, enforceability or genuineness of (or any defect in or forgery of any signature or endorsement on) any draft, demand, document, certificate or instrument presented in connection with any Credit, or any fraud or alleged fraud in connection with any Credit, any obligation underlying any Credit, or the transport of any property relating to a Credit, in each case, even if the Bank or any of its correspondents have been notified thereof; (ii) any claim of breach of warranty that might be made by the Obligor or the Bank against any beneficiary of a Credit, or the existence of any claim, set off, recoupment, counterclaim, cross-claim, defense, or other right that the Obligor may at any time have against any beneficiary, any successor beneficiary, any transferee or assignee of the proceeds of a Credit, the Bank or any correspondent or agent of the Bank, or any other person, however arising; (iii) any acts or omissions by, or the solvency of, any beneficiary of any Credit, or any other person having a role in any transaction or obligation relating to a Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property relating to a Credit; (iv) any failure by the Bank to issue any Credit in the form requested by the Obligor, unless the Bank receives written notice from the Obligor of such failure within three Business Days after the Bank shall have furnished the Obligor (by facsimile transmission or otherwise) a copy of such Credit and such error is material; and (v) any action or omission (including failure or compulsion to honor a presentation under any Credit) by the Bank or any of its correspondents in connection with a Credit, draft or other demand for payment, document, or any property relating to a Credit, and resulting from any censorship, law, regulation, order, control, restriction, or the like, rightfully or wrongly exercised by any Governmental Authority, or from any other cause beyond the reasonable control of the Bank or any of its correspondents, or for any loss or damage to the Obligor or to anyone else, or to any property of the Obligor or anyone else, resulting from any such action or omission.

(b) The Bank is authorized to (i) honor any presentation under a Credit without regard to, and without any duty on the Bank’s part to inquire into, any transaction or obligation underlying such Credit, or any disputes or controversies between the Obligor and any beneficiary of a Credit, or any other person, notwithstanding that the Bank may have assisted the Obligor in the preparation of the wording of any Credit or documents required to be presented thereunder or that the Bank may be aware of any underlying transaction or obligation or be familiar with any of the parties thereto; and (ii) accept or pay, as complying under the terms of the Credit, any drafts, certificates or other documents requesting payment that are signed or issued by an administrator, executor, heir, successor, assign, trustee in bankruptcy, debtor-in-possession, assignee for benefit of creditors, liquidator, receiver, agent, attorney in fact or other representative of any beneficiary.

(c) The Obligor agrees that any action or omission by the Bank or any of its correspondents in connection with any Credit or presentation thereunder shall be binding on the Obligor and shall not result in any liability of the Bank or any of its correspondents to the Obligor in the absence of the gross negligence or willful misconduct of the Bank. Without limiting the generality of the foregoing, the Bank and each of its correspondents (i) may rely on any oral or other communication believed in good faith by the Bank or such correspondent to have been authorized or given by or on behalf of the Obligor; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Credit; (iii) may honor a previously dishonored presentation under a Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Bank; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being separately delivered), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Credit; (v) is authorized (but shall not be required) to disregard any non-documentary condition stated in a Credit; (vi) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vii) may settle or adjust any claim or demand made on the Bank in any way related to an Order or a Nonstandard Credit, and honor any drawing in connection with any (A) Nonstandard Credit or (B) Credit that is the subject of an Order, notwithstanding that any drafts or other documents presented in connection with such Credit described in (A) or (B) in this sentence fail to conform in any way with such Credit. In no event shall the Bank be liable to the Obligor for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Credit.

Form 19B – Multistate Rev.12/22

(d) The Obligor acknowledges that the rights and obligations of the Bank under a Credit are independent of the existence, performance or nonperformance of any contract or arrangement underlying such Credit, including contracts or arrangements between the Obligor and the beneficiary of the Credit and between the Obligor and the Bank. The Bank shall have no duty to notify the Obligor of its receipt of a demand or draft, certificate or other document presented under a Credit, or of its decision to honor such demand. The Bank may, without incurring any liability to the Obligor or impairing its entitlement to reimbursement under this Agreement, honor a demand under a Credit despite notice from the Obligor of, and without any duty to inquire into, any defense to payment or any adverse claims or other rights against the beneficiary of the Credit or any other person. The Bank shall have no duty to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of a Credit. The Bank shall have no duty to seek any waiver of discrepancies from the Obligor, nor any duty to grant any waiver of discrepancies that the Obligor approves or requests. The Bank shall have no duty to extend the expiration date or term of a Credit or to issue a replacement letter of credit on or before the expiration date of a Credit or the end of such term.

(e) If, at the Obligor’s request or direction, the Bank issues a Credit (i) for the benefit of a beneficiary or its successors and/or assigns which is not governed by ISP98, or (ii) in transferable form, the Bank shall have no duty to determine the proper identity of any person or entity claiming to be a beneficiary’s successor and/or assign or appearing in a transfer request, draft or other document as a successor or assign, transferor or transferee, nor shall the Bank be responsible for the validity, appropriateness or correctness of any transfer.

(f) The Bank is not obligated to recognize an assignment of proceeds of Credit unless and until the Bank consents to such assignment and the assignee acknowledges such assignment in writing; and except as otherwise required by applicable law, the Bank shall not be obligated to give or withhold its consent to an assignment of proceeds of a Credit. However, if the Bank consents to an assignment of proceeds of a Credit, the Bank shall have no duty to determine the proper identity of anyone appearing to be the assignor or assignee, nor shall the Bank be responsible for the validity, appropriateness or correctness of any such assignment.

(g) This Agreement shall be binding upon the Obligor with respect to any extension or modification of a Credit made at the Obligor’s request or with the Obligor’s consent. The Obligor’s obligations under this Agreement shall not be reduced or impaired in any way by any agreement by the Bank and the beneficiary of a Credit extending the Bank’s time to honor or give notice of discrepancies and any such agreement shall be binding on the Obligor.

(h) The Obligor’s failure to object to any document within 15 calendar days of receipt thereof, or acceptance or retention of any documents presented under or in connection with the Credit (including originals or copies of documents sent directly to the Obligor or any designee of the Obligor), or acceptance or retention of any property for which payment is supported by the Credit, shall ratify the Bank’s honor of the documents and absolutely preclude the Obligor from raising a defense or claim with respect to the Bank’s honor of the relevant presentation.

(i) If the Obligor or any other person seeks to delay or enjoin the honor by the Bank of a presentation under a Credit, the Bank shall have no obligation to delay or refuse to honor the presentation until validly so ordered by a court of competent jurisdiction.

Form 19B – Multistate Rev.12/22

4. Set Off and Security. As collateral security for the due payment and performance of the Obligor’s obligations to the Bank hereunder and otherwise, whether such obligations are absolute or contingent and exist now or arise after the date hereof, the Obligor grants to the Bank a contractual possessory security interest in, an unqualified right to possession and disposition of, and a contractual right of set off against, in each case, to the fullest extent permitted by law (a) all property relating to any Credit, and all drafts, payment demands, transport documents, warehouse receipts, documents of title, policies or certificates of insurance and other documents relating to any Credit; (b) property in the possession of, on deposit with, or in transit to, the Bank or any Bank Affiliate, now or hereafter, regardless of how obtained or held (whether in a general or special account or deposit, jointly or with someone else, in safekeeping, or otherwise); and (c) the proceeds (including insurance proceeds) of each of the above (collectively, the “Collateral”). On demand by the Bank, the Obligor will transfer to the Bank’s possession and control any Collateral not then in the Bank’s possession or control. The Bank’s rights with respect to the Collateral may be exercised without demand on or notice to the Obligor. The Bank is hereby appointed attorney-in-fact for the Obligor and authorized to execute and file on behalf of the Obligor financing statements and other instruments to perfect the right of the Bank in all or any part of the Collateral, and to take such action as the Bank may deem necessary to register in the name of the Bank or its nominee, or otherwise to transfer, all or any part of the Collateral. The Bank shall be deemed to have exercised its right of set off immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such set off on its books and records at a later time. The Obligor waives mutuality and maturity of debt in connection with such right of set off. The Obligor agrees from time to time to deliver to the Bank, on demand, such further agreements and instruments, and such additional security, as the Bank may require to secure, or further secure, the Obligor’s obligations hereunder. If any Collateral is released to the Obligor or its order, the Obligor shall execute and deliver to the Bank such trust receipts or other security agreements as the Bank may require. In addition, if the Bank, at the Obligor’s request and in the Bank’s discretion, delivers to the Obligor or its order any of the Collateral that is the subject of a Credit before the Bank honors a presentment under such Credit, or if the Bank agrees to expedite the delivery of such Collateral prior to the arrival of the pertinent documents, the Obligor authorizes the Bank to honor any presentment under such Credit notwithstanding any discrepancies therein. In the event a Credit expires at a place other than the Bank’s counters, the Bank will not release Collateral pertaining to such Credit until 31 days after such Credit has expired.

Form 19B – Multistate Rev.12/22

5. Representations, Warranties, Covenants. The Obligor represents, warrants, and covenants as of the date of this Agreement, and as of the date of the issuance or amendment of each Credit hereunder, and at all times that any obligations exist hereunder, that (a) if not a natural person, the Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and duly qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities makes such qualification necessary; (b) the Obligor has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all such action has been duly authorized by all necessary proceedings on the Obligor’s part, and neither now nor hereafter shall contravene or result in a breach of any organizational document of the Obligor, any agreement, document, or instrument binding on the Obligor or its property, or any Law (hereinafter defined) of any Governmental Authority, or require any notice, filing, or other action to or by any Governmental Authority; (c) all financial statements and other information received from the Obligor by the Bank prior to the date hereof fairly and accurately present its financial condition in accordance with generally accepted accounting principles, and no material adverse change has occurred in the Obligor’s financial condition or business operations since the date thereof; (d) there are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Obligor, threatened against the Obligor which could result in a material adverse change in its financial condition or business operations; (e) the Obligor will promptly submit to the Bank such information relating to the Obligor’s affairs as the Bank may reasonably request, including but not limited to annual financial statements, and such other information and documentation as may be reasonably requested by the Bank from time to time for purposes of compliance by the Bank with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti- money laundering rules and regulations) and any policy or procedure implemented by the Bank to comply therewith; (f) if the Obligor is or was required to execute and deliver to the Bank a Certification of Beneficial Owner(s) (individually and collectively, as updated from time to time, the “Certification of Beneficial Owners”), the information in the Certification of Beneficial Owners is true, complete and correct as of the date hereof and the date on which each updated Certification of Beneficial Owners is provided to the Bank, and the Obligor will provide confirmation of the accuracy of the information set forth in the Certification of Beneficial Owners, and deliver a new Certification of Beneficial Owners in form and substance acceptable to the Bank, as and when requested by the Bank and/or when any individual identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to the Bank has changed; (g) the Obligor will provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Obligor proposes to take with respect thereto): (i) any Event of Default (as hereinafter defined) or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (a “Default”), (ii) any litigation filed by or against the Obligor, or (iii) any event which might result in a material adverse change in the business, assets, operations, condition (financial or otherwise) or results of operation of the Obligor; (h) the Obligor and each transaction and obligation underlying each Credit are and shall remain in compliance with all Laws of any Governmental Authority, including, without limitation, foreign exchange control, United States foreign assets control, and currency reporting laws and regulations, now or hereafter applicable, and the Obligor will procure all licenses, and comply with all formalities, necessary for the import, export and transport of any property relating to a Credit; (i) the Obligor will keep the Collateral insured in amounts, against risks and with insurers satisfactory to the Bank and, at the option of the Bank, assign the policies or certificates of such insurance to the Bank or make loss payable to the Bank (the Bank reserving the right to procure additional insurance at the Obligor’s expense if the Bank deems any insurance procured by the Obligor to be insufficient); (j) the Obligor will take all steps necessary to preserve the Collateral, including, without limitation, any steps necessary to preserve rights against other parties; (k) the Obligor will deliver to the relevant transport agent or carrier, upon receipt, any transport documents received by the Obligor covering goods that are the subject of an Order, duly endorsed by all required parties, and deliver to the Bank at the same time a release of the Bank’s obligations with respect to such Order; and (l) (i) no Covered Entity is a Sanctioned Person; (ii) no Covered Entity, either in its own right or through any third party (A) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person, or (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person; (iii) no Credit or the proceeds thereof will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Jurisdiction or a Sanctioned Person; (iv) the funds used to make reimbursements and to pay other obligations owing to the Bank under this Agreement will not be derived from any unlawful activity; (v) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any Laws of the United States, including but not limited to any Anti-Terrorism Laws; and (vi) no collateral is or will become Embargoed Property. The Obligor covenants and agrees that (a) it will immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event; and (b) if, at any time, any collateral becomes Embargoed Property, in addition to all other rights and remedies available to the Bank, upon request by the Bank, the Obligor shall provide substitute collateral acceptable to the Bank that is not Embargoed Property. As used herein: “Anti-Terrorism Laws” means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control; (b) U.S. Treasury Department/Financial Crimes Enforcement Network; (c) U.S. State Department/Directorate of Defense Trade Controls; (d) U.S. Commerce Department/Bureau of Industry and Security; (e) U.S. Internal Revenue Service; (f) U.S. Justice Department; and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Obligor, each of the Obligor’s affiliates and subsidiaries, all guarantors, and pledgors of Collateral, all owners of the foregoing, and all brokers or other agents of the Obligor or any other Covered Entity acting in any capacity in connection with a Credit; “Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual or possible violation by the Bank of any applicable Anti-Terrorism Law if the Bank were to obtain an encumbrance on, lien on, pledge of or security interest in such property or provide services in consideration of such property; “Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance opinion, issued guidance, release, ruling, order, executive order, directive, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of, or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority; “Reportable Compliance Event” means (a) any Covered Entity or other party to a transaction underlying a Credit becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Bank to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Credit to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or Sanctioned Person; or (c) any collateral becomes Embargoed Property; “Sanctioned Jurisdiction” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejections of transactions) under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

Form 19B – Multistate Rev.12/22

6. Events of Default. The occurrence of any of the following is an “Event of Default” hereunder: (a) the Obligor’s failure to pay when due any obligation to the Bank or any Bank Affiliate under this Agreement or otherwise; (b) the Obligor’s failure to perform or observe any other term or covenant of this Agreement; (c) any representation or warranty contained in this Agreement or in any document given now or hereafter by the Obligor in connection herewith is or becomes materially false, erroneous, or misleading at any time; (d) the occurrence of any event of default or default and the lapse of any notice or cure period under any other debt, liability or obligation of the Obligor to the Bank or any Bank Affiliate; (e) the failure to pay or perform any material obligation to any other person if such failure may cause any such obligation to be due or performable immediately; (f) any levy, garnishment, attachment, or similar proceeding is instituted against the Obligor’s property in possession of, on deposit with, or in transit to, the Bank; (g) the Obligor’s dissolution or termination, or the institution by or against the Obligor or any of its property of any proceeding relating to bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship, foreclosure, execution, attachment, garnishment, levy, assignment for the benefit of creditors, relief of debtors, or similar proceeding (and, in the case of any such proceeding instituted against the Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof); (h) the entry of a material final judgment against the Obligor and the failure of the Obligor to discharge the judgment within 10 days of the final entry thereof; (i) any change in the Obligor’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on the Obligor; (j) the death, incarceration, indictment, or legal incompetency of an individual Obligor or, if the Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member; (k) the occurrence of any of the above events with respect to any person which has now or hereafter guarantied or provided any collateral for any of the Obligor’s obligations hereunder; or (l) any guarantee, or any document, instrument or agreement purporting to provide the Bank security for the Obligor’s obligations hereunder, shall be challenged, repudiated, or unenforceable for any reason.

7. Remedies. Upon the occurrence of any Event of Default (a) the amount of each Credit, together with any additional amounts payable hereunder, shall, at the Bank’s option, become due and payable immediately without demand upon or notice to the Obligor; (b) at the Bank’s option, any amounts payable to the Bank hereunder shall bear interest at a rate per annum (based on the actual number of days such amounts are outstanding over a year of 360 days) which shall be three percentage points (3%) in excess of the applicable interest rate in effect in accordance with Section 2(c)(i) above but not more than the maximum rate allowed by law; (c) the Bank may exercise from time to time any of the rights and remedies available to the Bank under this Agreement, under any other documents now or in the future evidencing or securing obligations of the Obligor to the Bank, or under applicable law, and all such remedies shall be cumulative and not exclusive; and (d) upon request of the Bank, the Obligor shall (in addition to the Collateral) promptly deliver to the Bank in immediately available funds, as collateral for any and all obligations of the Obligor to the Bank, an amount equal to 105% of the maximum aggregate amount then or at any time thereafter available to be drawn under all outstanding Credits, and the Obligor hereby pledges to the Bank and grants to the Bank a security interest in all such funds as security for such obligations, acknowledges that the Bank shall at all times have control of such funds and shall be authorized to give entitlement orders (as defined in the UCC) with respect to such funds, without further consent of the Obligor or any other person, and agrees promptly to do all further things that the Bank may deem necessary in order to grant and perfect the Bank’s security interest in such funds. The Obligor waives presentment, protest, dishonor, notice of dishonor, demand, notice of protest, notice of non-payment, and notice of acceptance of this Agreement, and any other notice or demand of any kind from the Bank.

Form 19B – Multistate Rev.12/22

8. Subrogation. The Bank, at its option, shall be subrogated to the Obligor’s rights against any person who may be liable to the Obligor on any transaction or obligation underlying any Credit, to the rights of any holder in due course or person with similar status against the Obligor, and to the rights of any beneficiary or any successor or assignee of any beneficiary.

9. Indemnification. The Obligor agrees to indemnify the Bank, and each Bank Affiliate, and each other legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective officers, directors, shareholders, employees and agents (each, an “Indemnified Party”) and to defend and hold each Indemnified Party harmless from and against any and all claims, liabilities, losses, damages, Taxes, penalties, interest, judgments, costs and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or Governmental Authority (including any person or entity claiming derivatively on behalf of the Obligor), in connection with or arising out of or relating to the matters referred to in this Agreement, or the use of any Credit issued hereunder or the proceeds thereof, whether or not (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Obligor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or Governmental Authority (and irrespective of who may be the prevailing party); or (c) arising out of or in connection with any payment or action taken in connection with any Credit, including, without limitation, any action or proceeding seeking to restrain any drawing under a Credit or to compel or restrain any payment or any other action under a Credit or this Agreement (and irrespective of who may be the prevailing party); or (d) arising out of or in connection with any act or omission of any Governmental Authority or other cause beyond the Bank’s reasonable control; except, in the case of (a), (b), (c) and (d), to the extent such claim, liability, loss, damage, Tax, penalty, interest, judgment, cost or expense is found by a final judgment of a court of competent jurisdiction to have resulted from an Indemnified Party’s gross negligence or willful misconduct; and (e) the issuance by the Bank, and compliance by the Bank with the terms, of an Order or a Nonstandard Credit, including but not limited to all issuance fees, and additional fees and assessments. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of any amounts payable under this Agreement, and the assignment of any rights hereunder. The Obligor may participate at its expense in the defense of any such action or claim.

Form 19B – Multistate Rev.12/22

10. Miscellaneous. (a) All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing: (i) first class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices and (ii) Applications may be submitted electronically via, and in accordance with the terms and conditions of, the PINACLE Network System (or such other network system offered by the Bank), if Obligor is an authorized user of such system or by such other electronic means acceptable to the Bank. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth herein or to such other address as any party may give to the other for such purpose in accordance with this section. In addition, in the case of all Notices given by the Obligor to the Bank, and in the case of all Applications not submitted electronically to the Bank, the Obligor must send a copy of each such Notice and the original Application, as the case may be, to the Bank at the following applicable address:

For any Credit that is a commercial letter of credit:

PNC Bank, National Association
Global Trade Service Group
2 Tower Center Boulevard, 9th Floor
Mail Stop J3-JTTC-09-B
East Brunswick, NJ 08816-1199

For any Credit that is a standby letter of credit:

PNC Bank, National Association
Global Trade Service Group
500 First Avenue, 2nd Floor
Mail Stop P7-PFSC-02-T
Pittsburgh, PA 15219

(or, in the case of Applications, to such other address of the Bank as the Bank may direct). The Bank may rely, and shall be protected in acting or refraining from acting, upon any Notice or Application believed by the Bank to be genuine and to have been given by the proper party or parties.

(b) No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered to be a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. No modification, amendment or waiver of, or consent to any departure by the Obligor from, any provision of this Agreement, will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. If any provision of this Agreement is found to be invalid by a court, all the other provisions of the Agreement will remain in full force and effect. If this Agreement is executed by more than one Obligor, each Obligor waives any and all defenses to payment and performance hereunder based upon principles of suretyship, impairment of collateral, or otherwise and, without limiting the generality of the foregoing, each Obligor consents to: any change in the time, manner, or place of payment of or in any other term of all or any of the obligations of any other Obligor hereunder or otherwise, and any exchange or release of any property or collateral, or the release or other amendment, extension, renewal, waiver of, or consent to departure from, the terms hereof or of any guaranty or security agreement or any other agreement related hereto. This Agreement will be binding upon and inure to the benefit of the Obligor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Obligor may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank may at any time assign this Agreement in whole or in part. The Obligor hereby authorizes the Bank, from time to time without notice to the Obligor, to record telephonic and other electronic communications of the Obligor and provide any information pertaining to the financial condition, business operations or creditworthiness of the Obligor to or at the direction of any Governmental Authority, to any of the Bank’s correspondents, and any Bank Affiliate, and to any of its or their directors, officers, employees, auditors and professional advisors, to any person which in the ordinary course of its business makes credit reference inquiries, to any person which may succeed to or participate in all or part of the Bank’s interest hereunder, and as may be necessary or advisable for the preservation of the Bank’s rights hereunder. This is a continuing Agreement and shall remain in full force and effect until no obligations of the Obligor and no Credit exist hereunder; provided, however, that termination of this Agreement shall not release the Obligor from any payment or performance that is subsequently rescinded or recouped, and the obligation to make any such payment or performance shall continue until paid or performed as if no such payment or performance ever occurred. Provisions concerning payment, indemnification, increased costs, Taxes, immunity, and jurisdiction shall survive the termination of this Agreement.

11. Representative of Obligor. If this Agreement is executed by more than one Obligor, the Obligor whose signature is first shown below shall have the exclusive right to deal with the Bank in connection with the matters addressed herein, notwithstanding conflicting instructions or requests from any other Obligor.

Form 19B – Multistate Rev.12/22

12. Waiver of Immunity. The Obligor acknowledges that this Agreement is entered into, and each Credit will be issued, for commercial purposes and, if the Obligor now or hereafter acquires any immunity (sovereign or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or any of its property, the Obligor hereby irrevocably waives such immunity.

13. Jurisdiction. The Obligor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank’s office first set forth above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment, or exercising any right against the Obligor individually, against any security, or against any property of the Obligor within any other county, state or other foreign or domestic jurisdiction. The Obligor agrees that the venue provided above is the most convenient forum for the Bank and the Obligor. The Obligor waives any objection to venue and any objection based on a more convenient forum in any action under this Agreement.

14. USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Obligor that opens an account. What this means: the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Obligor, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

15. Important Information about Phone Calls. By providing telephone number(s) to the Bank, now or at any later time, the Obligor hereby authorizes the Bank and its affiliates and designees to contact the Obligor regarding the Obligor’s account(s) with the Bank or its affiliates, whether such accounts are the Obligor’s individual accounts or business accounts for which the Obligor is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. The Obligor hereby consents that any phone call with the Bank may be monitored or recorded by the Bank.

16. Electronic Signatures and Records. Notwithstanding any other provision herein, the Obligor agrees that this Agreement, any amendments thereto, and any other information, notice, Application, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

17. Governing Law. This Agreement and each Credit shall be interpreted, construed, and enforced according to (a) in relation to this Agreement, the laws of the state where the Bank’s office first set forth above is located, including, without limitation, the Uniform Commercial Code (“UCC;” with the definitions of Article 5 of the UCC controlling over any conflicting definitions in other UCC Articles), and THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN EFFECT IN THE STATE (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT), and excluding the conflict of laws rules of such state; and (b) in relation to each Credit, the laws of the state specified in the Credit, and if the Credit is silent as to applicable governing law, the laws of the state where the Bank issues, advises, or confirms the Credit, including, without limitation, the Uniform Commercial Code (“UCC;” with the definitions of Article 5 of the UCC controlling over any conflicting definitions in other UCC Articles), and excluding the conflict of laws rules of such state, and the UCP or the ISP, as set forth in each Credit, which are, as applicable, incorporated herein by reference and which shall control (to the extent not prohibited by the applicable state governing law) in the event of any inconsistent provisions of such law. In the event that a body of law other than that set forth above is applicable to a Credit, the Obligor shall be obligated to pay and reimburse the Bank for any payment made under such Credit if such payment is, in the Bank’s judgment, justified under either the law governing this Agreement or the law governing such Credit.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Form 19B – Multistate Rev.12/22

18.	Dispute Resolution.

(a) TO THE FULLEST EXTENT PERMITTED BY LAW, THE OBLIGOR HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE OBLIGATIONS SECURED HEREBY, OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE BANK IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OBLIGOR.

(b) Notwithstanding the foregoing to the contrary, in the event that the jury trial waiver contained herein shall be held or deemed to be unenforceable, the Obligor hereby agrees that any controversy, dispute, or claim between the parties arising out of or relating to this Agreement (a “Dispute”) shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 of the California Code of Civil Procedure. The referee shall be a retired California state court judge selected by mutual written agreement of the parties. If the parties are unable to agree upon a referee within ten (10) calendar days after one party serves a written notice of its intent to commence a judicial reference proceeding on the other party, then the referee will be selected by the court in accordance with Section 640(b) of the California Code of Civil Procedure. The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). The referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the California Rules of Court, and the California Evidence Code, except as otherwise specifically agreed by the parties (including as set forth in this Agreement) and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The referee’s decision shall be entered as a judgment in the court in accordance with the provisions of Sections of 644 and 645 of the California Code of Civil Procedure, and shall be appealable in accordance with California law.

(c) Nothing in this Agreement shall be deemed to apply to or limit the Bank’s right to: (i) exercise self-help remedies such as (but not limited to) setoff; (ii) foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights; (iii) obtain from a court provisional or ancillary remedies (including, without limitation, injunctive relief, a writ of possession, prejudgment attachment, a protective order, or the appointment of a receiver); or (iv) pursue its rights against any person or entity in a third-party proceeding in any action brought against the Bank (including, without limitation, actions in bankruptcy court). Neither the exercise of any self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies, or the opposition to any such provisional remedies, shall constitute a waiver of the right of any party, including, without limitation, the claimant in any such action, to require submission to judicial reference the merits of the dispute occasioning resort to such remedies. No provision in this Agreement or any other document or agreement relating to the obligations to the Bank hereunder or otherwise regarding submission to jurisdiction or venue in any court is intended to or shall be construed to be in derogation of the foregoing general judicial reference.

(d) The foregoing judicial reference procedure constitutes a full and complete waiver of the right to a trial by jury that the parties may otherwise have and this waiver and judicial reference procedure is a material consideration to each party hereto.

Form 19B – Multistate Rev.12/22

(e) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired California state court judge, in accordance with Sections 1280 through 1294.2 of the California Code of Civil Procedure and the California Arbitration Act, each as amended from time to time, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in a mutually acceptable location. Except as expressly set forth below, the procedures specified herein shall be the sole and exclusive procedures for the resolution of Disputes; provided, however, that the Obligor or the Bank may seek provisional or ancillary remedies, such as preliminary injunctive relief, from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration. Nothing herein shall in any way limit or modify any remedies available to the Bank under this Agreement or otherwise at law or in equity. In addition:

(i) Motion Practice. In any arbitration hereunder, the arbitrator(s) shall decide any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

(ii) Discovery. Discovery shall be limited to the pre-hearing exchange of all documents which the Obligor and the Bank intend to introduce at the hearing and any expert reports prepared by any expert who will testify at the hearing.

(iii) Sequential Hearing Days. At the administrative conference conducted by the arbitrator(s), the Obligor and the Bank and the arbitrator(s) shall determine how to ensure that the hearing is started and completed on sequential hearing days. Potential arbitrators shall be informed of the anticipated length of the hearing and they shall not be subject to appointment unless they agree to abide by the parties’ intent that, absent exigent circumstances, the hearing shall be conducted on sequential days.

(iv) Award. The award of the arbitrator(s) shall be accompanied by a statement of the reasons upon which such award is based.

(f) Fees and Expenses. The Obligor and the Bank shall each bear equally all fees and costs and expenses of the procedures pursuant to this Section, and each shall bear its own legal fees and expenses and the costs of its experts and witnesses; provided, however, that if the arbitration panel shall award to a party substantially all relief sought by such party, then, notwithstanding any applicable governing law provisions, the other party shall pay all costs, fees and expenses incurred by the prevailing party and such costs, fees and expenses shall be included in such award.

(g) Confidentiality of Disputes. The entire procedure shall be confidential and none of the parties nor arbitrator(s) may disclose the existence, content, or results of any arbitration hereunder without the written consent of all parties to the Dispute, except (i) to the extent disclosure is required to enforce any applicable arbitration award or may otherwise be required by law and (ii) that either party may make such disclosures to its regulators, auditors, accountants, attorneys and insurance representatives. No conduct, statements, promises, offers, views, or opinions of any party involved in an arbitration hereunder (i) shall be discoverable or admissible for any purposes in litigation or other proceedings involving the parties to the Dispute nor (ii) shall not be disclosed to anyone not an agent, employee, expert, witness, or representative for any of such parties.

Form 19B – Multistate Rev.12/22

(h) CLASS ACTION WAIVER. THE OBLIGOR HEREBY WAIVES, WITH RESPECT TO ANY DISPUTE: (I) THE RIGHT TO PARTICIPATE IN A CLASS ACTION, PRIVATE ATTORNEY GENERAL ACTION OR OTHER REPRESENTATIVE ACTION IN COURT OR IN ARBITRATION, EITHER AS A CLASS REPRESENTATIVE OR CLASS MEMBER; AND (II) THE RIGHT TO JOIN OR CONSOLIDATE CLAIMS WITH CLAIMS OF ANY OTHER PERSON. The foregoing waiver is referred to herein as the “class action waiver”. The Bank and the Obligor agree that no arbitrator shall have authority to conduct any arbitration in violation of the class action waiver or to issue any relief that applies to any person or entity other than the Obligor and/or the Bank individually. The parties acknowledge that this class action waiver is material and essential to the arbitration of any claims and is non-severable from this Dispute Resolution section. If the class action waiver is voided, found unenforceable, or limited with respect to any claim for which the Obligor seeks class-wide relief, then this Dispute Resolution section (except for this sentence) shall be null and void with respect to such claim, subject to the right to appeal the limitation or invalidation of the class action waiver. However, this Dispute Resolution section shall remain valid with respect to all other claims and Disputes. The parties acknowledge and agree that under no circumstances will a class action be arbitrated.

19. Additional Waivers. To the fullest extent permitted by law, the Obligor waives all rights and defenses that the Obligor may have because any of the obligations secured under this Agreement are secured by any real property. This means, among other things: (i) the Bank may enforce this Agreement without first foreclosing on any real or personal property collateral pledged by any obligor; and (ii) if the Bank forecloses on any real property collateral pledged by any obligor: (1) the amount of obligations secured under this Agreement may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if such collateral is worth more than the sale price, and (2) the Bank may enforce this Agreement even if the Bank, by foreclosing on any real property collateral, has destroyed any right the Obligor may have to collect from any obligor. This is an unconditional and irrevocable waiver of any rights and defenses the Obligor may have because any obligations secured under this Agreement are secured by any real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. The Obligor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure. The Obligor waives any rights and defenses that are or may become available to the Obligor by reason of Sections 2787 to 2855 inclusive, of the California Civil Code.

The Obligor acknowledges that it has read and understands all the provisions of this Agreement, including the alternative dispute resolution (arbitration) and class action waiver provisions, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution of this Agreement as a document under seal as of the date first written above.

DELUXE AUTO CARRIERS, INC.

By:	/s/ Jesus Holguin
(SEAL)
Jesus Holguin, President/Chief Executive Officer

By:	/s/ Raul Silva
(SEAL)
Raul Silva, Vice President/Secretary

Form 19B – Multistate Rev.12/22

Resolutions for Extensions of Credit And Incumbency Certificate

As of May 18, 2023, the undersigned certifies as follows to PNC Bank, National Association (“Bank”) and any and all other direct or indirect subsidiaries of The PNC Financial Services Group, Inc. (individually and collectively, together with the Bank, “PNC”):

1. Name of Entity: DELUXE AUTO CARRIERS, INC. (“Entity”).

2. Organizational Documents: If requested by PNC, attached hereto (or previously delivered to PNC) is a true, complete and correct copy of the Entity’s organizational documents, with all amendments thereto, as in effect on the date hereof.

3. Adoption of Resolutions: The Entity is a corporation based in or organized under the laws of California, and the undersigned officer, general partners, member or authorized representative of the Entity certifies that the following is a true copy of resolutions (the “Resolutions”) adopted by the Members, Managers, Trustees, Executive Committee, Board of Directors, General Partners, or other governance authority of the Entity pursuant to, and in compliance with, its organizational documents and applicable law, which adoption occurred on a date which is on or before the date of this certificate. The Resolutions now stand of record on the books of the Entity, are in full force and effect and have not been modified or revoked in any manner whatsoever.

4. Resolutions:

4.1 Loans and Extensions of Credit. Resolved, that any two (2) officers or other authorized representative of the Entity holding one of the titles set forth below (each, an “Authorized Representative”):

TITLE
President/Chief Executive Officer
Vice President/Secretary

are hereby authorized, at any time and from time to time: (a) to obtain financial services and products of any kind from PNC, including but not limited to loans and other products involving the extension of credit; equipment leases; letters of credit; investment sweep products (whether or not related to a credit product); other treasury management services and products; and capital markets services and products, including but not limited to (x) interest or currency swaps, futures, options, collars, caps, floors, forward rate or other interest rate protection or similar arrangements or any foreign currency transaction or similar transaction providing for the purchase of one currency in exchange for the sale of another currency, (y) equity, credit, or other derivative products, and (z) asset securitizations and other receivables financing transactions; (b) to sell to or discount with PNC any personal property (tangible or intangible), at any time held by the Entity and for such purpose to endorse, assign, transfer and deliver the same to PNC or its agent or designee; (c) to guarantee the payment and performance of the indebtedness and obligations of other persons or entities to PNC; (d) to create or cause the creation of any trusts or other special purpose entities required to be established in connection with any product or service obtained from PNC; (e) to pledge, assign, transfer, mortgage, grant a security interest in or lien on any real or personal property (tangible or intangible) of the Entity to or in favor of PNC as collateral security for the payment and performance of all loans, advances, debts, liabilities, obligations, covenants and duties of the Entity or of any other persons or entities to PNC (whether or not in connection with a guaranty of such other person’s or entity’s obligations to PNC); (f) to execute, accept, authorize agreement to and/or deliver to or in favor of PNC such agreements, documents and instruments, required or requested by PNC in connection with any of the foregoing products, services or actions, including but not limited to loan agreements, promissory notes or other evidence of indebtedness, guaranties, equipment leases, letter of credit reimbursement agreements, treasury management service agreements, interest rate or currency protection agreements, equity, credit and other derivative documents (on International Swap Dealers Association forms or otherwise), asset securitization and other receivables financing agreements, trust agreements or other indentures, collateral security documents (including but not limited to security agreements, financing statements, pledge agreements, assignments, mortgages or deeds of trust), and any supporting documents required by the terms of any of the foregoing agreements, documents or instruments; all in such form as may be requested by PNC and any of which may contain a warrant of attorney authorizing PNC to confess judgment against the Entity for all sums due or to become due by the Entity to PNC and/or a provision waiving the right to trial by jury; (g) to execute and deliver to or in favor of PNC any amendments, modifications, renewals or supplements of or to any of the foregoing agreements, documents or instruments; and (h) to take any other action requested, required or deemed advisable by PNC in order to effectuate the foregoing resolution, all such other actions being hereby approved, ratified and confirmed.

Form 14B – Multistate Rev. 8/19

4.2 Transaction Administration. Resolved, that in connection with any extension of credit obtained by the Authorized Representatives of the Entity, following the execution of definitive loan documents:

(a) Any one (1) individual holding one of the titles set forth below (or any other officer, position or representative as may hereafter be designated in writing by the number of Authorized Representatives required by Section 4.1) (each, an “Administrator”):

TITLE

is hereby authorized to take Transaction Administration Actions. As used herein, “Transaction Administration Actions” shall mean:

All Administrative Actions - Request multiple draws or advances or issuance of letters of credit under an extension of credit, submit interest rate elections and rate reset elections, and perform all other actions and execute all such documents on behalf of the Entity as are necessary for the administration of the transactions contemplated by the Resolutions.

(b) PNC may accept any Transaction Administration Action delivered through any automated platform or electronic service provided by PNC, including PNC’s PINACLE® system or Dealer Access System, in accordance with the applicable security procedures therefor.

4.3 Ratification. Resolved, that all past acts of officers, partners or other persons acting on behalf of the Entity, as the case may be, in borrowing or obtaining credit from PNC and in executing documents or otherwise entering into agreements and giving security on behalf of the Entity are hereby ratified and confirmed.

Form 14B – Multistate Rev. 8/19

4.4 Communication. Resolved, that, in connection with any action authorized hereunder, PNC is authorized to communicate with any person purporting to be a person authorized to act hereunder (including communications relating to Transaction Administration Actions) by (i) telephone, (ii) in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission), or (iii) the telex, tested in accordance with such testing procedures as may be established between the Entity and PNC from time to time.

4.5 Electronic Signatures and Records. Resolved, (a) that any agreements, documents and/or instruments delivered by the Entity in connection with any action authorized hereunder, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Transaction Document”) may, at PNC’s option, be in the form of an electronic record; and (b) any Transaction Document may, at PNC’s option, be signed or executed using electronic signatures, which may include, without limitation, use or acceptance by PNC of a manually signed paper Transaction Document which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

4.6 General. Resolved, that a certified copy of these Resolutions be delivered to PNC and that they and the authority vested in the persons specified herein will remain in full force and effect until a certified copy of a resolution of the Entity revoking or modifying these resolutions and such authority has been delivered to PNC, and PNC has had a reasonable time to act thereon.

5. Counterparts; Facsimile Signatures: These Resolutions may be signed in any number of counterpart copies and by the persons specified herein on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of these Resolutions by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any person so executing these Resolutions by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Form 14B – Multistate Rev. 8/19

6. Incumbency and Contact Information:

(a) Each of the persons or entities named below is a duly appointed, qualified Authorized Representative as defined in Section 4.1 and/or Administrator as defined in Section 4.2 and holds the office, title or status with the Entity specified beside their name below.

(b) The email addresses and telephone numbers, if any, for the Authorized Representatives and/or Administrator are specified below.

Title (Required) (must match titles listed in Section 4.1 and Section 4.2)	Name (Required)	Email Address(es)[1] (Optional)	Telephone Number (Optional)
President/ Chief Executive Officer	Jesus Holguin	jesse@deluxeac.com	(626) 712-3962
Vice President/Secretary	Raul Silva	raul@deluxeac.com	(626) 712-3083

SIGNATURE BLOCKS CONTINUE ON FOLLOWING PAGES

[1]	List all email addresses from which an Authorized Representative or an Administrator may send email communication (including work email, personal email and/or email of an assistant).

Form 14B – Multistate Rev. 8/19

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have hereunto set their hands as of the date first written above.

DELUXE AUTO CARRIERS, INC.

*By:	/s/ Jesus Holguin
Jesus Holguin, President/Chief Executive Officer

*NOTE: If the person signing above is also designated as an Authorized Representative in Section 4.1, a second officer of the Entity (if the Entity has more than one officer) must sign below. The second officer signing below (if applicable) may or may not be an Authorized Representative named in Section 4.1, but must be a different person than the person signing above.

By:	/s/ Raul Silva
Raul Silva, Vice President/Secretary

Form 14B – Multistate Rev. 8/19

Revolving Line of Credit Note (Daily SOFR)

$6,000,000.00	May 18, 2023

FOR VALUE RECEIVED, DELUXE AUTO CARRIERS, INC. (the “Borrower”), with an address at 4788 BROOKHOLLOW CIR, JURUPA VALLEY, CA 92509-3072, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 12549 Churchill Dr, Rancho Cucamonga, CA 91739, or at such other location as the Bank may designate from time to time, the principal sum of $6,000,000.00 (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1. Revolving Line of Credit Advances. This Note evidences a revolving line of credit. The Borrower may borrow, repay and reborrow hereunder and the Bank may advance and readvance under this Note from time to time (each an “advance” and together the “advances”) until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as defined below). The “Expiration Date” means May 18, 2024, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

2. Interest Rate and Payments. Amounts outstanding under this Note will bear interest at a rate per annum which is equal to the sum of (A) Daily SOFR (as defined below) plus (B) 225 basis points (2.25%). Accrued interest will be due and payable on the same day of each month, beginning with the payment due on June 18, 2023. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Expiration Date.

3. Certain Definitions. If the following terms are used in this Note, such terms shall have the meanings set forth below:

“Alternate Rate” means the Base Rate.

“Base Rate” means the higher of (A) the Prime Rate, and (B) the sum of the Overnight Bank Funding Rate plus 50 basis points (0.50%); provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. If and when the Base Rate as determined above changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Business Day” means any day other than (A) a Saturday or Sunday or (B) a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

“Daily 1M SOFR” means, for any day, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for such day for a one-month period, as published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage; provided that if Daily 1M SOFR, determined as provided above, would be less than the Floor, then Daily 1M SOFR shall be deemed to be the Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Borrower.

“Daily SOFR” means Daily 1M SOFR.

“Default Rate” means the rate per annum equal to the lesser of (A) the sum of 3% plus the interest rate otherwise in effect from time to time under this Note and (B) the Maximum Rate.

“Floor” means a rate of interest per annum equal to 75 basis points (0.75%)

“Maximum Rate” means the maximum rate of interest allowed by applicable law.

“NYFRB” means the Federal Reserve Bank of New York.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Prime Rate” means the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion).

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (A) a Saturday or Sunday or (B) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

4. Advance Procedures. If permitted by the Bank, a request for advance may be made by telephone or electronic mail, or delivered in accordance with the Bank’s security procedures through any automated platform or electronic service provided by the Bank, with such confirmation or verification (if any) as the Bank may require in its discretion from time to time. A request for advance by any Borrower shall be binding upon Borrower, jointly and severally. The Borrower authorizes the Bank to accept telephonic, email, automated and electronic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic, email, automated and electronic requests or by the making of such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

5. Interest Calculation; Maximum Rate. Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the Maximum Rate. Regardless of any other provision of this Note or the other Loan Documents, if for any reason the effective interest rate should exceed the Maximum Rate, the effective interest rate shall be deemed reduced to, and shall be, the Maximum Rate, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of such excess to be a complete settlement and acquittance thereof.

6. Conforming Changes; Benchmark Replacement Provisions. The Bank shall have the right to make any technical, administrative or operational changes from time to time that the Bank decides may be appropriate to reflect the adoption and implementation of SOFR or any other Benchmark (as defined below) or to permit the use and administration thereof by the Bank in a manner substantially consistent with market practice or in such other manner as the Bank decides is reasonably necessary. Notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such technical, administrative or operational changes will become effective without any further action or consent of the Borrower. The Bank shall provide notice to the Borrower of any such amendment reasonably promptly after such amendment becomes effective.

If the applicable rate under this Note is based on a Benchmark and the Bank determines (which determination shall be final and conclusive) that (A) such Benchmark cannot be determined pursuant to its definition other than as a result of a Benchmark Transition Event (as defined below), or (B) any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impracticable for the Bank to make or maintain or fund loans based on that Benchmark, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist, the interest rate on all amounts outstanding under this Note shall be the Alternate Rate.

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

Notwithstanding anything to the contrary herein or in any other Loan Document, if the Bank determines (which determination shall be final and conclusive) that a Benchmark Transition Event has occurred with respect to a Benchmark, the Bank may amend this Note to replace such Benchmark with a Benchmark Replacement (as defined below); and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of the Borrower. Until the Benchmark Replacement is effective, amounts bearing interest with reference to a Benchmark will continue to bear interest with reference to such Benchmark as long as such Benchmark is available, and otherwise such amounts automatically will bear interest at the Alternate Rate.

For purposes of this Section, the following terms have the meanings set forth below:

“Benchmark” means, at any time, any interest rate index then used in the determination of an interest rate under the terms of this Note. Once a Benchmark Replacement becomes effective under this Note, it is a Benchmark. The initial Benchmark under this Note is Daily SOFR.

“Benchmark Replacement” means, for any Benchmark, the sum of (a) an alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case that has been selected by the Bank as the replacement for such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the official sector or any official sector-sponsored committee or working group, for U.S. dollar-denominated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Note and the other Loan Documents.

“Benchmark Transition Event” means a public statement or publication by or on behalf of the administrator of a Benchmark, the regulatory supervisor of such administrator, the Board of Governors of the Federal Reserve System, NYFRB, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that at the time of such statement or publication there is no successor administrator that will continue to provide such Benchmark or (b) such Benchmark is or will no longer be representative.

7. Other Payment Terms. If any payment under this Note is due on a day of a calendar month for which there is no numerically corresponding day in certain other months (each, a “Non-Conforming Month”), then the payment in a Non-Conforming Month shall be due on the last Business Day of such Non-Conforming Month. If any payment under this Note shall become due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day, except that if such day falls in the next succeeding calendar month, such payment shall be due on the next preceding day that is a Business Day. Interest shall be computed to, but excluding, the date of payment. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due under this Note or any other Loan Document. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

8. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within 15 calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of 5% of the amount of such payment or $100.00 (the “Late Charge”). Such 15-day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at the Default Rate. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

9. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

10. Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

11. Other Loan Documents. This Note is issued in connection with a letter agreement or loan agreement between the Borrower and the Bank, dated on or before the date hereof, and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and other documents or instruments evidencing a security interest or other lien in favor of the Bank and delivered by the Borrower or by any third party with reference to indebtedness of the Borrower, whether such documents were previously or are hereafter executed, and whether given expressly as security for payment of this Note or generally as security for any and all indebtedness of the Borrower to the Bank. Such documents may be executed contemporaneously with the execution of this Note, or they may be executed and delivered at another time. Collateral securing other obligations of the Borrower to the Bank may also secure this Note.

12. Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within 10 days of the entry thereof; (viii) any change in any Obligor’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on any Obligor; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the Bank’s opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the death, incarceration, indictment or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member. As used herein, the term “Obligor” means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future.

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

13. Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

14. Anti-Money Laundering/International Trade Law Compliance. The Borrower represents, warrants and covenants to the Bank, as of the date hereof, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Jurisdiction or Sanctioned Person; (c) the funds used to repay the Facility are not derived from any unlawful activity; (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws; and (e) no Collateral is or will become Embargoed Property. The Borrower covenants and agrees that (a) it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event; and (b) if, at any time, any Collateral becomes Embargoed Property, in addition to all other rights and remedies available to the Bank, upon request by the Bank, the Borrower shall provide substitute Collateral acceptable to the Bank that is not Embargoed Property.

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Collateral” means any collateral securing any debt, liabilities or other obligations of any Obligor to the Bank; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual or possible violation by the Bank of any applicable Anti-Terrorism Law if the Bank were to obtain an encumbrance on, lien on, pledge of or security interest in such property or provide services in consideration of such property; “Reportable Compliance Event” means (1) any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; (2) any Covered Entity engages in a transaction that has caused or may cause the Bank to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or Sanctioned Person; or (3) any Collateral becomes Embargoed Property; “Sanctioned Jurisdiction” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

15. Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) (each, a “Claim”) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any Claim that is determined by a court of competent jurisdiction in a final, non-appealable judgment to have been solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this paragraph shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

16. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note). Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time or through an automated platform that the Bank provides to the Borrower. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. Notices will be effective upon receipt. For purposes hereof, “receipt” means: (i) for notices sent by U.S. mail, the third business day after the date such notice was sent; (ii) for notices delivered by hand or sent by overnight courier service, the date delivered; (iii) for notices sent by facsimile or electronic communication, the date when sent; and (iv) for notices sent by any other method, the date received. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. Except as otherwise set forth in this Note, no modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor, notice of non-payment, notice of intent to accelerate and notice of acceleration, and any other notice of any kind. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

17. Governing Law and Venue. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located (the “State”). THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE, EXCLUDING ITS CONFLICT OF LAWS RULES, INCLUDING WITHOUT LIMITATION THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN EFFECT IN THE STATE (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

18. Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

19. USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

20. Representation by Counsel. The Borrower hereby represents that it has been represented by competent counsel of its choice, or has knowingly waived its right to use and retain counsel, in the negotiation and execution of this Note and the other Loan Documents; that it has read and fully understood the terms hereof; that the Borrower and any retained counsel have been afforded an opportunity to review, negotiate and modify the terms of this Note and the other Loan Documents; and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note or any other Loan Document.

21. Authorization to Obtain Credit Reports. By signing below, each person, who is signing in his or her individual capacity, requests and provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain such individual’s personal credit profile from one or more national credit bureaus. This authorization extends to obtaining a credit profile in (i) considering an application for credit that is evidenced, guaranteed or secured by this document, (ii) assessing creditworthiness and (iii) considering extensions of credit, including on an ongoing basis, as necessary for the purposes of (a) update, renewal or extension of such credit or additional credit, (b) reviewing, administering or collecting the resulting account and (c) reporting on the repayment and satisfaction of such credit obligations. By signing below, such individual further ratifies and confirms his or her prior requests and authorizations with respect to the matters set forth herein. For the avoidance of doubt, this provision does not apply to persons signing below in their capacities as officers or other authorized representatives of entities, organizations or governmental bodies.

22. Counterparts; Electronic Signatures and Records. This Note and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

23. Automatic Payment. If due to any act or omission of the Borrower or another Obligor the Bank cannot automatically deduct payments required under this Note or the other Loan Documents from a deposit account with the Bank (including due to the Borrower’s revocation of its authorization to do so or failure to maintain such deposit account with the Bank or otherwise), the Bank may, at its option, upon 30 days’ notice to the Borrower, increase the interest rate payable by the Borrower under this Note by 25 basis points (0.25%).

24. Depository. The Borrower will establish and maintain with the Bank the Borrower’s primary depository accounts. If the Borrower fails to establish and/or maintain its primary depository accounts with the Bank, the Bank may, at its option, upon 30 days’ notice to the Borrower, increase the interest rate payable by the Borrower under this Note by up to 100 basis points (1.00%). The Bank’s right to increase the interest rate pursuant to this paragraph shall be in addition to any other rights or remedies the Bank may have under this Note, all of which are hereby reserved, and shall not constitute a waiver, release or limitation upon the Bank’s exercise of any such rights or remedies.

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

25. State-Specific Provisions.

(a) Prepayment Fee. By execution of this Note, the Borrower waives any right, under Section 2954.10 of the California Civil Code or otherwise, to prepay any portion of the outstanding principal balance under this Note without payment as described in the Section of this Note entitled “Break Funding Indemnification”. The Borrower agrees that the Bank’s willingness to offer the interest rate described in this Note to the Borrower is sufficient and independent consideration, given individual weight by the Bank, for this waiver. The Borrower understands that the Bank would not offer such an interest rate to the Borrower absent this waiver.

26. Dispute Resolution.

(a) TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE OBLIGATIONS (AS DEFINED IN THE LOAN DOCUMENTS), OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE BANK IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE BORROWER

(b) Notwithstanding the foregoing to the contrary, in the event that the jury trial waiver contained herein shall be held or deemed to be unenforceable, the Borrower hereby agrees that any controversy, dispute, or claim between the parties arising out of or relating to this Note (a “Dispute”) shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 of the California Code of Civil Procedure. The referee shall be a retired California state court judge selected by mutual written agreement of the parties. If the parties are unable to agree upon a referee within ten (10) calendar days after one party serves a written notice of its intent to commence a judicial reference proceeding on the other party, then the referee will be selected by the court in accordance with Section 640(b) of the California Code of Civil Procedure. The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). The referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the California Rules of Court, and the California Evidence Code, except as otherwise specifically agreed by the parties (including as set forth in this Note) and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The referee’s decision shall be entered as a judgment in the court in accordance with the provisions of Sections of 644 and 645 of the California Code of Civil Procedure, and shall be appealable in accordance with California law.

(c) Nothing in this Note shall be deemed to apply to or limit the Bank’s right to: (i) exercise self-help remedies such as (but not limited to) setoff; (ii) foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights; (iii) obtain from a court provisional or ancillary remedies (including, without limitation, injunctive relief, a writ of possession, prejudgment attachment, a protective order, or the appointment of a receiver); or (iv) pursue its rights against any person or entity in a third-party proceeding in any action brought against the Bank (including, without limitation, actions in bankruptcy court). Neither the exercise of any self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies, or the opposition to any such provisional remedies, shall constitute a waiver of the right of any party, including, without limitation, the claimant in any such action, to require submission to judicial reference the merits of the dispute occasioning resort to such remedies. No provision in this Note or any other document or agreement relating to the Obligations regarding submission to jurisdiction or venue in any court is intended to or shall be construed to be in derogation of the foregoing general judicial reference.

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

(d) The foregoing judicial reference procedure constitutes a full and complete waiver of the right to a trial by jury that the parties may otherwise have and this waiver and judicial reference procedure is a material consideration to each party hereto.

(e) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired California state court judge, in accordance with Sections 1280 through 1294.2 of the California Code of Civil Procedure and the California Arbitration Act, each as amended from time to time, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in a mutually acceptable location. Except as expressly set forth below, the procedures specified herein shall be the sole and exclusive procedures for the resolution of Disputes; provided, however, that the Borrower or the Bank may seek provisional or ancillary remedies, such as preliminary injunctive relief, from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration. Nothing herein shall in any way limit or modify any remedies available to the Bank under this Note or otherwise at law or in equity. In addition

(i)	Motion Practice. In any arbitration hereunder, the arbitrator(s) shall decide any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

(ii)	Discovery. Discovery shall be limited to the pre-hearing exchange of all documents which the Borrower and the Bank intend to introduce at the hearing and any expert reports prepared by any expert who will testify at the hearing.

(iii)	Sequential Hearing Days. At the administrative conference conducted by the arbitrator(s), the Borrower and the Bank and the arbitrator(s) shall determine how to ensure that the hearing is started and completed on sequential hearing days. Potential arbitrators shall be informed of the anticipated length of the hearing and they shall not be subject to appointment unless they agree to abide by the parties’ intent that, absent exigent circumstances, the hearing shall be conducted on sequential days.

(iv)	Award. The award of the arbitrator(s) shall be accompanied by a statement of the reasons upon which such award is based.

(f) Fees and Expenses. The Borrower and the Bank shall each bear equally all fees and costs and expenses of the procedures pursuant to this Section, and each shall bear its own legal fees and expenses and the costs of its experts and witnesses; provided, however, that if the arbitration panel shall award to a party substantially all relief sought by such party, then, notwithstanding any applicable governing law provisions, the other party shall pay all costs, fees and expenses incurred by the prevailing party and such costs, fees and expenses shall be included in such award.

(g) Confidentiality of Disputes. The entire procedure shall be confidential and none of the parties nor arbitrator(s) may disclose the existence, content, or results of any arbitration hereunder without the written consent of all parties to the Dispute, except (i) to the extent disclosure is required to enforce any applicable arbitration award or may otherwise be required by law and (ii) that either party may make such disclosures to its regulators, auditors, accountants, attorneys and insurance representatives. No conduct, statements, promises, offers, views, or opinions of any party involved in an arbitration hereunder (i) shall be discoverable or admissible for any purposes in litigation or other proceedings involving the parties to the Dispute nor (ii) shall be disclosed to anyone not an agent, employee, expert, witness, or representative for any of such parties.

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

(h) CLASS ACTION WAIVER. THE BORROWER HEREBY WAIVES, WITH RESPECT TO ANY DISPUTE: (I) THE RIGHT TO PARTICIPATE IN A CLASS ACTION, PRIVATE ATTORNEY GENERAL ACTION OR OTHER REPRESENTATIVE ACTION IN COURT OR IN ARBITRATION, EITHER AS A CLASS REPRESENTATIVE OR CLASS MEMBER; AND (II) THE RIGHT TO JOIN OR CONSOLIDATE CLAIMS WITH CLAIMS OF ANY OTHER PERSON. The foregoing waiver is referred to herein as the “class action waiver”. The Bank and the Borrower agree that no arbitrator shall have authority to conduct any arbitration in violation of the class action waiver or to issue any relief that applies to any person or entity other than the Borrower and/or the Bank individually. The parties acknowledge that this class action waiver is material and essential to the arbitration of any claims and is non-severable from this Dispute Resolution section. If the class action waiver is voided, found unenforceable, or limited with respect to any claim for which the Borrower seeks class-wide relief, then this Dispute Resolution section (except for this sentence) shall be null and void with respect to such claim, subject to the right to appeal the limitation or invalidation of the class action waiver. However, this Dispute Resolution section shall remain valid with respect to all other claims and Disputes. The parties acknowledge and agree that under no circumstances will a class action be arbitrated.

The Borrower acknowledges that it has read and understands all the provisions of this Note, including the alternative dispute resolution (arbitration) and class action waiver provisions, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

DELUXE AUTO CARRIERS, INC.

By:	/s/ Jesus Holguin
(SEAL)
Jesus Holguin, President/Chief Executive Officer

By:	/s/ Raul Silva
(SEAL)
Raul Silva, Vice President/Secretary

Form 8C-S (ADR) – CA Rev. 7/22 (SOFR R1)

Security Agreement

THIS SECURITY AGREEMENT (this “Agreement”), dated as of May 18, 2023, is made by and between DELUXE AUTO CARRIERS, INC. (the “Grantor”), with an address at 4788 BROOKHOLLOW CIR, JURUPA VALLEY, CA 92509-3072, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 12549 Churchill Dr, Rancho Cucamonga, CA 91739.

Under the terms hereof, the Bank desires to obtain and the Grantor desires to grant the Bank security for all of the Obligations (as hereinafter defined).

NOW, THEREFORE, the Grantor and the Bank, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) “Collateral” means all of the following property of the Grantor, whether now owned or hereafter acquired, created, or existing, however the Grantor’s interest therein may arise or appear, and wherever located: (i) accounts (including health-care-insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts; (iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper); (vii) inventory; (viii) goods of every nature, including stock-in-trade, goods on consignment, standing timber that is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, crops grown, growing, or to be grown, manufactured homes, computer programs embedded in such goods and farm products; (ix) equipment; (x) fixtures; (xi) agricultural liens; (xii) as-extracted collateral; (xiii) commercial tort claims, if any, described on Exhibit “A” hereto (if an Exhibit “A” is attached); (xiv) letters of credit and letter of credit rights; (xv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulas, tax and any other types of refunds, returned and unearned insurance premiums, and rights and claims under insurance policies; (xvi) supporting obligations for any of the foregoing property; (xvii) property of the Grantor now or hereafter in the Bank’s possession or in transit to or from, or under the custody or control of, the Bank or any affiliate thereof; (xviii) money, cash and cash equivalents; (xix) any and all other personal property and assets of the Grantor; and (xx) cash and noncash proceeds (including insurance proceeds) of any of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof. The Collateral shall also include any and all other tangible or intangible property that is described as being part of the Collateral pursuant to one or more Riders to Security Agreement that may be attached hereto or delivered in connection herewith.

Form 10A - Multistate Rev. 11/22

(b) “Obligations” means all loans, advances, debts, liabilities, obligations, covenants and duties of the Grantor to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), in each case whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest rate, commodity or currency swap, future, option or other similar transaction or agreement, (vi) arising under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, or arising out of any other products, services or arrangements; and any amendments, restatements, extensions, renewals and increases of or to any of the foregoing loans, advances, debts, liabilities, obligations, covenants and duties, and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, or collection thereof, or otherwise incurred in connection with any of the foregoing, including reasonable attorneys’ fees and expenses.

(c) “UCC” means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State whose law governs pursuant to the Section of this Agreement entitled “Governing Law and Jurisdiction.” Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC. To the extent the definition of any category or type of collateral is modified by any amendment, modification or revision to the UCC, such modified definition will apply automatically as of the date of such amendment, modification or revision.

2. Grant of Security Interest. To secure the Obligations, the Grantor, as debtor, hereby assigns and grants to the Bank, as secured party, a continuing lien on and security interest in all right, title and interest of the Grantor in, to, and under the Collateral.

3. Change in Name or Locations. The Grantor hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit “A” hereto and made part hereof, or if the Grantor changes its name, its type of organization, its state of organization (if Grantor is a registered organization), its principal residence (if Grantor is an individual), its chief executive office (if Grantor is a general partnership or non-registered organization) or establishes a name in which it may do business that is not listed as a tradename on Exhibit “A” hereto, the Grantor will immediately notify the Bank in writing of the additions or changes.

4. General Representations, Warranties and Covenants. The Grantor represents, warrants and covenants to the Bank that: (a) all information, including its type of organization, jurisdiction of organization, chief executive office, and (for individuals only) principal residence are as set forth on Exhibit “A” hereto and are true and correct on the date hereof, (b) if the Grantor is an individual, the Grantor’s name in this Agreement is identical to the Grantor’s name indicated on an unexpired driver’s license issued to the Grantor by the state of the Grantor’s principal residence, and the Grantor will continue to maintain such driver’s license and notify the Bank of any changes in the Grantor’s name or the name indicated on such driver’s license; (c) the Grantor has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of the Bank created by this Agreement and other liens consented to in writing by the Bank; and (d) the Grantor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

Form 10A - Multistate Rev. 11/22

5. Grantor’s Representations, Warranties and Covenants for Certain Collateral. The Grantor represents, warrants and covenants to the Bank as follows:

(a) From time to time and at all reasonable times, the Grantor will allow the Bank, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, at the Grantor’s expense, wherever located. The Grantor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Bank may require to vest in and assure to the Bank its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees.

(b) The Grantor will keep the Collateral in good order and repair at all times and immediately notify the Bank of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation.

(c) The Grantor will only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations.

(d) The Grantor will have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as the Bank may require, in such form, in such amount, for such period and written by such companies as may be satisfactory to the Bank in its sole discretion. Each such casualty insurance policy shall contain a standard Lender’s Loss Payable Clause issued in favor of the Bank under which all losses thereunder shall be paid to the Bank as the Bank’s interests may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days’ prior written notice to the Bank and shall insure the Bank notwithstanding the act or neglect of the Grantor. Upon the Bank’s demand, the Grantor will furnish the Bank with duplicate original policies of insurance or such other evidence of insurance as the Bank may require. If the Grantor fails to provide insurance as herein required, the Bank may, at its option, obtain such insurance and the Grantor will pay to the Bank, on demand, the cost thereof. Proceeds of insurance may be applied by the Bank to reduce the Obligations or to repair or replace Collateral, all in the Bank’s sole discretion.

(e) Each account and general intangible is genuine and enforceable in accordance with its terms, no such account or general intangible will be subject to any claim for credit, allowance or adjustment by any account debtor or any setoff, defense or counterclaim, and the Grantor will defend the same against all claims, demands, setoffs and counterclaims at any time asserted. At the time any account or general intangible becomes subject to this Agreement, such account or general intangible will be a good and valid account representing a bona fide sale of goods or services by the Grantor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors.

(f) The Grantor agrees that the Bank has the right to notify (on invoices or otherwise) account debtors and other obligors or payors on any Collateral of its assignment to the Bank, and that all payments thereon should be made directly to the Bank.

(g) The Grantor will, on the Bank’s demand, make notations on its books and records showing the Bank’s security interest and make available to the Bank shipping and delivery receipts evidencing the shipment of the goods that gave rise to an account, completion certificates or other proof of the satisfactory performance of services that gave rise to an account, a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Grantor will promptly notify the Bank if an account becomes evidenced or secured by an instrument or chattel paper and upon the Bank’s request, will promptly deliver any such instrument or chattel paper to the Bank, including any letter of credit delivered to the Grantor to support a shipment of inventory by the Grantor.

(h) The Grantor will promptly advise the Bank whenever an account debtor refuses to retain or returns any goods from the sale of which an account arose and will comply with any instructions that the Bank may give regarding the sale or other disposition of such returns. From time to time with such frequency as the Bank may request, the Grantor will report to the Bank all credits given to account debtors on all accounts.

Form 10A - Multistate Rev. 11/22

(i) The Grantor will immediately notify the Bank if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Bank so that all monies due and to become due under such contract shall be assigned to the Bank and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

(j) At any time after the occurrence of an Event of Default, and without notice to the Grantor, the Bank may direct any persons who are indebted to the Grantor on any Collateral consisting of accounts or general intangibles to make payment directly to the Bank of the amounts due, and the Bank may notify the United States Postal Service to send the Grantor’s mail to the Bank. The Bank is authorized to collect, compromise, endorse and sell any such Collateral in its own name or in the Grantor’s name and to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to the Bank. Upon the Bank’s written request, the Grantor will establish with the Bank and maintain a lockbox account (“Lockbox”) with the Bank and a depository account(s) (“Cash Collateral Account”) with the Bank subject to the provisions of this subparagraph and such other related agreements as the Bank may require, and the Grantor shall notify its account debtors to remit payments directly to the Lockbox. Thereafter, funds collected in the Lockbox shall be transferred to the Cash Collateral Account, and funds in the Cash Collateral Account shall be applied by the Bank, daily, to reduce the outstanding Obligations.

6. Negative Pledge; No Transfer. Without the Bank’s prior written consent, the Grantor will not sell or offer to sell or otherwise transfer (including, without limitation, any transfer resulting from a division of the Grantor into two or more entities) or grant or allow the imposition of a lien, security interest or right of setoff upon all or any part of the Collateral (except for sales of inventory and collections of accounts in the Grantor’s ordinary course of business), will not allow any third party to gain control of all or any part of the Collateral, and will not use any of the Collateral in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

7. Further Assurances. By its signature hereon, the Grantor hereby irrevocably authorizes the Bank to file or register against the Grantor one or more financing, continuation or amendment statements pursuant to the UCC or other applicable law in form satisfactory to the Bank, and the Grantor will pay the cost of preparing and filing or registering the same in all jurisdictions in which such filing is deemed by the Bank to be necessary or desirable in order to perfect, preserve and protect its security interests. If and when requested by the Bank from time to time, the Grantor will execute and deliver all documentation and take any and all other actions as the Bank deems reasonably necessary to establish, protect, or maintain the perfection or priority of its security interests in the Collateral. Without limiting the generality of the foregoing, if any Collateral consists of letter of credit rights, electronic chattel paper, or deposit accounts or supporting obligations maintained with third parties, or any securities entitlement, securities account, commodities account, commodities contract or other investment property, then at the Bank’s request the Grantor will execute and deliver, and will ensure that any relevant issuer, nominated person, depository institution, securities intermediary, commodity intermediary or other third party executes and delivers (as applicable), such pledge agreements, consents, control agreements and other agreements and documents as the Bank deems necessary in order to establish, protect, or maintain the perfection or priority of its security interest in such Collateral, in each case in a form satisfactory to the Bank.

8. Events of Default. The Grantor shall, at the Bank’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) any Event of Default (as defined in any of the Obligations); (b) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default; (c) demand by the Bank under any of the Obligations that have a demand feature; (d) the failure by the Grantor to perform any of its obligations under this Agreement; (e) falsity, inaccuracy or material breach by the Grantor of any written warranty, representation or statement made or furnished to the Bank by or on behalf of the Grantor; (f) an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any judgment against the Grantor or any lien against or the making of any levy, seizure or attachment of or on the Collateral; (g) the failure of the Bank to have a perfected first priority security interest in the Collateral; (h) any indication or evidence received by the Bank that the Grantor may have directly or indirectly been engaged in any type of activity which, in the Bank’s discretion, might result in the forfeiture of any property of the Grantor to any governmental entity, federal, state or local; or (i) if the Bank otherwise deems itself insecure.

Form 10A - Multistate Rev. 11/22

9. Remedies. Upon the occurrence of any such Event of Default and at any time thereafter, the Bank may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Bank’s remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Grantor’s premises and take possession of the Collateral without prior notice to the Grantor or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Grantor’s premises, (d) require the Grantor to assemble the Collateral and make it available to the Bank at a place designated by the Bank, and (e) apply by appropriate judicial proceedings for appointment of a receiver for the Grantor or all or part of any Collateral or any assets of the Grantor. The Grantor agrees that the Bank has full power and authority to collect, compromise, endorse, sell or otherwise deal with the Collateral in its own name or that of the Grantor at any time upon an Event of Default. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Grantor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Grantor at least ten (10) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for disposition, disposing or the like shall include the Bank’s reasonable attorneys’ fees and legal expenses, incurred or expended by the Bank to enforce any payment due it under this Agreement either as against the Grantor, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. The Grantor waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

10. Power of Attorney. The Grantor does hereby make, constitute and appoint any officer or agent of the Bank as the Grantor’s true and lawful attorney-in-fact, with power to (a) endorse the name of the Grantor or any of the Grantor’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the Bank’s possession in full or part payment of any Obligations; (b) sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; and (c) sign, for the Grantor, such documentation required by the UCC or any other laws regarding the creation, maintenance, perfection or priority of a security interest in collateral including, without limitation, motor vehicle titling laws, or supplemental intellectual property security agreements; granting to the Grantor’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Grantor might or could do. The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable.

11. Payment of Expenses. At its option, the Bank may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the Bank to be necessary. The Grantor will reimburse the Bank on demand for any payment so made or any expense incurred by the Bank pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Bank.

12. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as otherwise provided in this Agreement) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

Form 10A - Multistate Rev. 11/22

13. Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

14. Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

15. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Grantor from, any provision of this Agreement will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Agreement for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Grantor (which notice may be given by electronic mail). No notice to or demand on the Grantor will entitle the Grantor to any other or further notice or demand in the same, similar or other circumstance.

16. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

17. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

18. Electronic Signatures and Records. Notwithstanding any other provision herein, the Grantor agrees that this Agreement, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this Section may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

19. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Grantor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Grantor may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Agreement in whole or in part.

20. Interpretation. In this Agreement, unless the Bank and the Grantor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one Grantor, the obligations of such persons or entities will be joint and several.

Form 10A - Multistate Rev. 11/22

21. Indemnity. The Grantor agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Grantor), in connection with or arising out of or relating to the matters referred to in this Agreement or the Obligations, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Grantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of the Obligations and the assignment of any rights hereunder. The Grantor may participate at its expense in the defense of any such claim.

22. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. This agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the state where the bank’s office indicated above is located, including without limitation the electronic transactions act (or equivalent) in such state (or, to the extent controlling, the laws of the united states of america, including without limitation the electronic signatures in global and national commerce act), except that the laws of the state where any collateral is located (if different from the state where such office of the bank is located) shall govern the creation, perfection, enforcement and foreclosure of the liens created hereunder on such property or any interest therein. The Grantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Grantor individually, against any security or against any property of the Grantor within any other county, state or other foreign or domestic jurisdiction. The Bank and the Grantor agree that the venue provided above is the most convenient forum for both the Bank and the Grantor. The Grantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Form 10A - Multistate Rev. 11/22

23.  Dispute Resolution.

(a) TO THE FULLEST EXTENT PERMITTED BY LAW, THE GRANTOR HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE OBLIGATIONS, OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE BANK IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE GRANTOR.

(b) Notwithstanding the foregoing to the contrary, in the event that the jury trial waiver contained herein shall be held or deemed to be unenforceable, the Grantor hereby agrees that any controversy, dispute, or claim between the parties arising out of or relating to this Agreement (a “Dispute”) shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 of the California Code of Civil Procedure. The referee shall be a retired California state court judge selected by mutual written agreement of the parties. If the parties are unable to agree upon a referee within ten (10) calendar days after one party serves a written notice of its intent to commence a judicial reference proceeding on the other party, then the referee will be selected by the court in accordance with Section 640(b) of the California Code of Civil Procedure. The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). The referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the California Rules of Court, and the California Evidence Code, except as otherwise specifically agreed by the parties (including as set forth in this Agreement) and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The referee’s decision shall be entered as a judgment in the court in accordance with the provisions of Sections of 644 and 645 of the California Code of Civil Procedure, and shall be appealable in accordance with California law.

(c) Nothing in this Agreement shall be deemed to apply to or limit the Bank’s right to: (i) exercise self-help remedies such as (but not limited to) setoff; (ii) foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights; (iii) obtain from a court provisional or ancillary remedies (including, without limitation, injunctive relief, a writ of possession, prejudgment attachment, a protective order, or the appointment of a receiver); or (iv) pursue its rights against any person or entity in a third-party proceeding in any action brought against the Bank (including, without limitation, actions in bankruptcy court). Neither the exercise of any self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies, or the opposition to any such provisional remedies, shall constitute a waiver of the right of any party, including, without limitation, the claimant in any such action, to require submission to judicial reference the merits of the dispute occasioning resort to such remedies. No provision in this Agreement or any other document or agreement relating to the Obligations regarding submission to jurisdiction or venue in any court is intended to or shall be construed to be in derogation of the foregoing general judicial reference.

(d) The foregoing judicial reference procedure constitutes a full and complete waiver of the right to a trial by jury that the parties may otherwise have and this waiver and judicial reference procedure is a material consideration to each party hereto.

Form 10A - Multistate Rev. 11/22

(e) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired California state court judge, in accordance with Sections 1280 through 1294.2 of the California Code of Civil Procedure and the California Arbitration Act, each as amended from time to time, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in a mutually acceptable location. Except as expressly set forth below, the procedures specified herein shall be the sole and exclusive procedures for the resolution of Disputes; provided, however, that the Grantor or the Bank may seek provisional or ancillary remedies, such as preliminary injunctive relief, from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration. Nothing herein shall in any way limit or modify any remedies available to the Bank under this Agreement or otherwise at law or in equity. In addition:

(i)	Motion Practice. In any arbitration hereunder, the arbitrator(s) shall decide any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

(ii)	Discovery. Discovery shall be limited to the pre-hearing exchange of all documents which the Borrower and the Bank intend to introduce at the hearing and any expert reports prepared by any expert who will testify at the hearing.

(iii)	Sequential Hearing Days. At the administrative conference conducted by the arbitrator(s), the Borrower and the Bank and the arbitrator(s) shall determine how to ensure that the hearing is started and completed on sequential hearing days. Potential arbitrators shall be informed of the anticipated length of the hearing and they shall not be subject to appointment unless they agree to abide by the parties’ intent that, absent exigent circumstances, the hearing shall be conducted on sequential days.

(iv)	Award. The award of the arbitrator(s) shall be accompanied by a statement of the reasons upon which such award is based.

(f) The Grantor and the Bank shall each bear equally all fees and costs and expenses of the arbitration, and each shall bear its own legal fees and expenses and the costs of its experts and witnesses; provided, however, that if the arbitration panel shall award to a party substantially all relief sought by such party, then, notwithstanding any applicable governing law provisions, the other party shall pay all costs, fees and expenses incurred by the prevailing party and such costs, fees and expenses shall be included in such award.

(g) The entire procedure shall be confidential and none of the parties nor arbitrator(s) may disclose the existence, content, or results of any arbitration hereunder without the written consent of all parties to the Dispute, except (i) to the extent disclosure is required to enforce any applicable arbitration award or may otherwise be required by law and (ii) that either party may make such disclosures to its regulators, auditors, accountants, attorneys and insurance representatives. No conduct, statements, promises, offers, views, or opinions of any party involved in an arbitration hereunder shall be discoverable or admissible for any purposes in litigation or other proceedings involving the parties to the Dispute and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative for any of such parties.

Form 10A - Multistate Rev. 11/22

(h) CLASS ACTION WAIVER. THE GRANTOR HEREBY WAIVES, WITH RESPECT TO ANY DISPUTE: (I) THE RIGHT TO PARTICIPATE IN A CLASS ACTION, PRIVATE ATTORNEY GENERAL ACTION OR OTHER REPRESENTATIVE ACTION IN COURT OR IN ARBITRATION, EITHER AS A CLASS REPRESENTATIVE OR CLASS MEMBER; AND (II) THE RIGHT TO JOIN OR CONSOLIDATE CLAIMS WITH CLAIMS OF ANY OTHER PERSON. The foregoing waiver is referred to herein as the “class action waiver”. The Bank and the Grantor agree that no arbitrator shall have authority to conduct any arbitration in violation of the class action waiver or to issue any relief that applies to any person or entity other than the Grantor and/or the Bank individually. The parties acknowledge that this class action waiver is material and essential to the arbitration of any claims and is non-severable from this Dispute Resolution section. If the class action waiver is voided, found unenforceable, or limited with respect to any claim for which the Grantor seeks class-wide relief, then this Dispute Resolution section (except for this sentence) shall be null and void with respect to such claim, subject to the right to appeal the limitation or invalidation of the class action waiver. However, this Dispute Resolution section shall remain valid with respect to all other claims and Disputes. The parties acknowledge and agree that under no circumstances will a class action be arbitrated.]

24. Additional Waivers. To the fullest extent permitted by law, the Grantor waives all rights and defenses that the Grantor may have because any of the obligations secured under this Agreement are secured by any real property. This means, among other things: (i) the Bank may enforce this Agreement without first foreclosing on any real or personal property collateral pledged by any obligor; and (ii) if the Bank forecloses on any real property collateral pledged by any obligor: (1) the amount of obligations secured under this Agreement may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if such collateral is worth more than the sale price, and (2) the Bank may enforce this Agreement even if the Bank, by foreclosing on any real property collateral, has destroyed any right the Grantor may have to collect from any obligor. This is an unconditional and irrevocable waiver of any rights and defenses the Grantor may have because any obligations secured under this Agreement are secured by any real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. The Grantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure. The Grantor waives any rights and defenses that are or may become available to the Grantor by reason of Sections 2787 to 2855 inclusive, of the California Civil Code.

Form 10A - Multistate Rev. 11/22

The Grantor acknowledges that it has read and understands all the provisions of this Agreement, including the alternative dispute resolution (arbitration) and class action waiver provisions, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

DELUXE AUTO CARRIERS, INC.

By:	/s/ Jesus Holguin
(SEAL)
Jesus Holguin, President/Chief Executive Officer

By:	/s/ Raul Silva
(SEAL)
Raul Silva, Vice President/Secretary

SIGNATURES CONTINUE ON FOLLOWING PAGE

Form 10A - Multistate Rev. 11/22

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michael D’Elia
(SEAL)
Michael D’Elia
Senior Vice President

Form 10A - Multistate Rev. 11/22

EXHIBIT “A”

TO SECURITY AGREEMENT

1.	Grantor’s form of organization (i.e., corporation, partnership, limited liability company):

Corporation

2.	Grantor’s State of organization, if a registered organization (i.e., corporation, limited partnership, limited liability company):

California

3.	Grantor’s principal residence, if a natural person or general partnership:

N/A

4.	Address of Grantor’s chief executive office:

4788 BROOKHOLLOW CIR, JURUPA VALLEY, CA 92509-3072

5.	Grantor’s organizational ID# (if any exists):

2693623

6.	Address for books and records, if different:

7.	Addresses of other Collateral locations, including Counties, for the past five (5) years:

8.	Name and address of landlord or owner if location is not owned by the Grantor:

N/A

9.	Other names or tradenames now or formerly used by the Grantor:

Form 10A - Multistate Rev. 11/22
- 13 -